Exhibit 10.4

SUBURBAN PROPANE RETIREMENT SAVINGS & INVESTMENT PLAN

as amended and restated effective as of January 1, 2013

FOX ROTHSCHILD LLP

625 Liberty Avenue, 29th Floor

Pittsburgh, Pennsylvania 15222

(412) 391-1334

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TABLE OF CONTENTS

INTRODUCTION

ARTICLE I	DEFINITIONS

1.01	‑	Actual Deferral Percentage
1.02	‑	Beneficiary
1.03	‑	Code
1.04	‑	Compensation
1.05	‑	Date of Participation
1.06	‑	Elective Deferral Contribution Account
1.07	‑	Eligible Employee
1.08	‑	Employee
1.09	‑	Employee Compensation
1.10	‑	Employer
1.11	‑	Employer Contribution Account
1.12	‑	Employer Matching Contribution Account
1.13	‑	Employment Commencement Date
1.14	‑	Excess Contributions
1.15	‑	Excess Deferrals
1.16	‑	Five Percent Owner
1.17	‑	Highly Compensated Employee
1.18	‑	Hour of Service
1.19	‑	Leased Employee
1.20	‑	Limitation Year
1.21	‑	Non-Highly Compensated Employee
1.22	‑	One Year Break in Service
1.23	‑	Owner-Employee
1.24	‑	Participant
1.25	‑	Plan
1.26	‑	Plan Administrator
1.27	‑	Plan Year
1.28	‑	Qualified Military Service
1.29	‑	Self-Employed Individual
1.30	‑	Trust or Trust Fund
1.31	‑	Trustee
1.32	‑	Vested Portion
1.33	‑	Voluntary Nondeductible Contribution Account
1.34	‑	Year of Service

ARTICLE II	PARTICIPATION

2.01	‑	Date of Participation
2.02	‑	Leaves of Absence
2.03	‑	Participation After One Year Break in Service
2.04	‑	Employees Ineligible for Participation
2.05	‑	Change in Eligibility Status
2.06	‑	Reclassification of Independent Contractor

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ARTICLE III	CONTRIBUTIONS

3.01	‑	Amount of Employer Contribution
3.02	‑	Limitation on Employer Contributions
3.03	‑	Elective Deferral Contributions
3.04	‑	Deferral Election
3.05	‑	Actual Deferral Percentage Limitations
3.06	‑	Correction of Excess Contributions
3.07	‑	Treatment of Excess Deferrals
3.08	‑	Limitations on Withdrawals and Distributions
3.09	‑	Hardship Distributions
3.10	‑	Employer Matching Contributions
3.11	‑	Voluntary Nondeductible Contribution
3.12	‑	Actual Contribution Percentage Limitations
3.13	‑	Safe Harbors
3.14	‑	Automatic Contribution Arrangement

ARTICLE IV	ALLOCATIONS

4.01	‑	Allocation of Employer Contributions
4.02	‑	Application of Miscellaneous Receipts
4.03	‑	Crediting Gains and Losses on General Trust Investments
4.04	‑	Investment of Accounts

ARTICLE V	BENEFITS

5.01	‑	Retirement Benefits
5.02	‑	Disability Benefit
5.03	‑	Death Benefit
5.04	‑	Deferred Vested Benefit
5.05	‑	Valuation Date
5.06	‑	Year of Vested Service
5.07	‑	Forfeiture for Cause
5.08	‑	In‑Service Withdrawals
5.09	‑	Qualified Reservist Distribution

ARTICLE VI	COMMENCEMENT OF BENEFITS

6.01	‑	General
6.02	‑	Required Commencement Date
6.03	‑	TEFRA Section 242(b)(2) Election
6.04	‑	Required Minimum Distributions
6.05	‑	Cash-out Distribution
6.06	‑	Distribution Pursuant to a Qualified Domestic Relations Order

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ARTICLE VII	FORM OF BENEFITS

7.01	-	Method of Payment
7.02	-	Distribution of Benefits Upon Death
7.03	-	Designation of Beneficiary
7.04	-	Qualified Joint and Survivor Annuity
7.05	-	Election of Alternate Form of Benefits
7.06	-	Waiver of Joint and Survivor Annuity Benefit
7.07	-	Qualified Pre-Retirement Survivor Annuity
7.08	-	Direct Rollover of Eligible Rollover Distribution

ARTICLE VIII	ADMINISTRATION OF THE PLAN

8.01	-	Plan Administrator
8.02	-	Committee Actions
8.03	-	Personal Liability
8.04	-	Investment Manager

ARTICLE IX	CLAIMS

9.01	-	Claims
9.02	-	Review of Claims

ARTICLE X	TOP HEAVY PROVISIONS

10.01	-	Definitions
10.02	-	Determination of Top Heavy Status
10.03	-	Minimum Allocations

ARTICLE XI	AMENDMENT AND TERMINATION

11.01	-	General
11.02	-	Amendment
11.03	-	Termination
11.04	-	Failure to Qualify
11.05	‑	Bankruptcy of Employer

ARTICLE XII	PARTICIPANTS’ RIGHTS AND MISCELLANEOUS PROVISIONS

12.01	-	Merger and Consolidation
12.02	-	Employment Rights
12.03	-	Spendthrift
12.04	-	Impact of Qualified Military Service
12.05	-	Notice by Electronic Media
12.06	‑	Miscellaneous Receipts
12.07	‑	Payment of Administrative Expenses
12.08	‑	Diversification Requirements
12.09	-	Headings
12.10	-	Construction

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ARTICLE XIII	TRANSFER OF ACCOUNTS TO AND FROM OTHER QUALIFIED PLANS

13.01	-	Transfers from Plan
13.02	-	Transfers to Plan
13.03	-	Requirements of Trust
13.04	-	Restrictions on Transferred Accounts

ARTICLE XIV	LOANS TO PLAN PARTICIPANTS

14.01	-	Availability of Loans
14.02	-	Terms and Conditions of Loans
14.03	-	Procedures
14.04	-	Default

ARTICLE XV	QUALIFIED DOMESTIC RELATIONS ORDER

15.01	-	Definitions
15.02	-	Notice
15.03	-	Determination of Qualified Status

APPENDIX I	LIMITATIONS - SECTION 415

APPENDIX II	IMPLEMENTING SECTION 3.13 - SAFE HARBOR PROVISIONS

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SUBURBAN PROPANE RETIREMENT SAVINGS & INVESTMENT PLAN

Suburban Propane, L.P., previously adopted a retirement program (the “Plan”) for the benefit of its employees with an initial effective date of January 1, 1994, the date on which the Plan was spun off from the Quantum Savings & Stock Ownership Plan, and now finds that a substantially complete revision of the Plan is required.  The Plan is amended and restated in its entirety, as set forth herein, superseding all prior Plan provisions, effective as of January 1, 2013. The basic purpose of the Plan continues to be to provide retirement income to supplement benefits received under the Social Security laws.

The Plan is intended to be and remain a “qualified” plan within the meaning of Section 401(a) of the Internal Revenue Code, so that contributions made to the Plan will be deductible by the Employer and, until distributed, nontaxable to the Participants.  By a separate document, incorporated herein by reference, Suburban Propane, L.P. entered into an agreement of trust, which is referred to herein as the Trust Agreement, and which may be amended from time to time, pursuant to which the cash, securities and other property set aside for the Participants in the Plan are held, invested and administered.

This Plan may be executed in any number of counterparts, each of which shall be deemed an original.

Intending to be legally bound by the provisions of the Plan, as hereinafter set forth, the duly authorized Members of the Benefits Administration Committee have signed it this ______ day of January, 2013.

Michael M. Keating

Steven C. Boyd

A. Davin D’Ambrosio

Michael A. Stivala

Sandra N. Zwickel

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ARTICLE I ‑ DEFINITIONS

As used in this Plan and the Trust Agreement adopted in connection therewith, the following words and phrases shall have the meanings set forth in this Article I, unless the context clearly indicates otherwise.  Whenever appropriate, words used in the singular shall include the plural, words used in the plural shall include the singular, and the masculine shall include the feminine.

1.01 Actual Deferral Percentage  shall mean the average (for a specified group of Employees for a Plan Year) of the ratios, calculated separately for each employee in the group, of (a) the amount of Employer contributions actually paid over to the Trust on behalf of each such Employee for such Plan Year, including elective deferral contributions (exclusive of catch-up contributions), such Employer contributions and Employer matching contributions, if any, as are treated as elective deferral contributions under Section 3.05(b)(iv), and Excess Contributions of Highly Compensated Employees, but excluding any elective deferral contributions taken into account for purposes of the Actual Contribution Percentage Tests (provided that the Actual Deferral Percentage Tests are satisfied after exclusion of these elective deferral contributions), to (b) his Employee Compensation for such Plan Year.  For this purpose, Employer contributions shall  include any elective deferral contributions, other than catch-up contributions, made pursuant to the Participant’s deferral election, including excess deferrals by a Highly Compensated Employee, but excluding excess deferrals by a Non-Highly Compensated Employee that arise solely from Excess Deferrals made under the Plan or plans of the Employer, and excluding elective deferral contributions that are taken into account in the Actual Contribution Percentage Test, provided that the provisions of Section 3.05 are satisfied both with and without exclusion of such elective deferral contributions.  For purposes of computing Actual Deferral Percentages, an Employee who would be a Participant but for his failure to make any elective deferral contribution shall be treated as a Participant on whose behalf no elective deferral contribution is made.  In calculating the Actual Deferral Percentage for any Highly Compensated Employee who is a participant in two or more cash or deferred arrangements of the Employer, all such cash or deferred arrangements shall be treated as one; provided, however, that for Plan Years beginning before 2006, if two or more such cash or deferred arrangements have different plan years, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement.  Notwithstanding the foregoing, certain plans shall be treated as separate, if mandatorily disaggregated pursuant to regulations under Code Section 401(k).

1.02 Beneficiary shall mean any person or persons other than the Participant who is entitled to receive benefits under this Plan by designation, under law, or in accordance with the provisions of this Plan.

1.03 Code shall mean the Internal Revenue Code of 1986, as it exists currently and as it may be amended from time to time.

1.04 Compensation shall mean a Participant’s basic salary or hourly wage, plus commissions and transport pay, but excluding overtime, bonuses, and other contingent or extraordinary compensation of any kind, which is reportable as W-2 income for federal income

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tax purposes, which is received from the Employer during the Plan Year for personal services rendered to the Employer in the course of employment (exclusive of any severance benefit payable subsequent to severance from employment, and exclusive of reimbursements or other expense allowances, fringe benefits, whether cash or non-cash, moving expenses, deferred compensation, and welfare benefits, even if such items are includable in gross income) and which is determined before reduction for any elective deferral contribution to a qualified cash or deferred arrangement under Code Section 401(k), before reduction for any contribution or deferral which is excludable from the Participant’s gross income under Code Section 125, and before reduction for any elective amount which is excludable from the Participant’s gross income under Code Section 132(f)(4); provided, however, that for any Self-Employed Individual, Compensation shall mean his Earned Income.  Notwithstanding the foregoing, Compensation in excess of $200,000.00, or such other amount as is specified by Code Section 401(a)(17)(A), as adjusted for increases in the cost-of-living in accordance with Code Section 401(a)(17)(B), shall be disregarded.

The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding twelve months, over which Compensation is determined (a “determination period”) beginning with or within such calendar year.  If a determination period consists of fewer than twelve months, the annual compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is twelve.

As to any Participant who, following a leave of absence for Qualified Military Service, returns to employment with the Employer within the time specified by Section 2.02, for purposes of calculating missed Employer contributions, Compensation shall mean the Compensation the Participant would have received during the period of absence but for the Qualified Military Service or, if such compensation cannot reasonably be determined, the Participant’s average Compensation during the twelve-month period (or, if less than twelve months, during the period of employment) immediately preceding the Qualified Military Service.

Earned Income, used herein with respect to a Self-Employed Individual, shall mean net earnings from self-employment in the trade or business with respect to which the Employer has established the Plan, provided that personal services of the individual are a material income-producing factor.  Such net earnings shall be determined without regard to items not included in gross income and deductions allocable to those items, after reduction for the Employer’s deductible contribution made on behalf of such individual for such year, and with regard to the deduction allowed to the Employer by Code Section 164(f) for taxable years beginning after December 31, 1989.  In addition, any distribution from an S Corporation, as defined in Code Section 1361, which is treated as income from self-employment shall be counted as Compensation under the Plan.  Notwithstanding the foregoing, if Compensation is defined herein as other than total compensation, then the Earned Income of any Self-Employed Individual shall be adjusted to an equivalent amount by multiplying it by a percentage equal to the percentage of total compensation included for the Non-Highly Compensated (common law) Employees of the Employer.

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1.05 Date of Participation shall mean the date on which an Employee becomes a Participant in the Plan in accordance with the provisions of Section 2.01.

1.06 Elective Deferral Contribution Account shall mean the account established within the Trust in the name of a Participant to which the Participant’s elective deferral contributions, if any, are credited and which is adjusted, in accordance with the provisions of Section 4.03, for any gains or losses on the investments of the Trust.

1.07 Eligible Employee shall mean any regular part-time or full-time Employee who is not ineligible for participation, as provided in Section 2.04.  A temporary Employee who is not otherwise ineligible for participation shall become an Eligible Employee after completing a Year of Service.

1.08 Employee shall mean any person who is employed by the Employer or any other employer mandatorily aggregated with the Employer under Code Section 414(b), (c), (m) or (o), any Self-Employed Individual, any Owner-Employee and any Leased Employee.  Notwithstanding the foregoing, if the Leased Employees of the Employer do not constitute more than 20% of the Employer’s Non-Highly Compensated Employees, the term “Employee” shall not include those Leased Employees covered by a money purchase pension plan providing (a) a non-integrated employer contribution rate of at least 10% of compensation, as defined in Code Section 415(c)(3), but including amounts contributed pursuant to a salary reduction agreement which are excludable from the employee’s gross income under Code Section 125, 402(e)(3), 402(h)(1)(B) or 403(b); (b) immediate participation, and (c) full and immediate vesting.

1.09 Employee Compensation shall mean, for any Plan Year, the amount of the Participant’s Compensation which is taken into account under the Plan in calculating his Actual Deferral Percentage and Actual Contribution Percentage and determining the amount of elective deferral contributions, voluntary nondeductible contributions and Employer matching contributions, if any, which may be made by him or on his behalf for such Plan Year.

1.10 Employer shall mean Suburban Propane, L.P. and any Affiliate which has adopted this Plan with the consent of the Board of Supervisors.  For this purpose, Affiliate shall mean any entity which is related to the Employer as a member of a controlled group of corporations in accordance with Code Section 414(b), as a trade or business under common control in accordance with Code Section 414(c), or  as a member of an affiliated service group as defined under Code Section 414(m).

1.11 Employer Contribution Account shall mean the account established within the Trust in the name of a Participant to which the Participant’s share of any Employer contributions is credited and which is adjusted, in accordance with the provisions of Section 4.03, for any gains or losses on the investments of the Trust.

1.12 Employer Matching Contribution Account shall mean the account established within the Trust in the name of a Participant to which the Participant’s share of any Employer matching contributions (if such contributions are, or ever have been, made under the terms of the Plan) is

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credited and which is adjusted, in accordance with the provisions of Section 4.03, for any gains or losses on the investments of the Trust.

1.13 Employment Commencement Date shall mean the date on which the Employee first completes an Hour of Service.

1.14 Excess Contributions shall mean, with respect to any Plan Year, the excess of the aggregate amount of Employer contributions and elective deferral contributions actually taken into account in computing the Actual Deferral Percentage of Highly Compensated Employees for such Plan Year, over the maximum amount of such contributions permitted by the Actual Deferral Percentage Test (determined by hypothetically reducing contributions made on behalf of Highly Compensated Employees in order of the Actual Deferral Percentages, beginning with the highest of such percentages.)

1.15 Excess Deferrals shall mean, with respect to any calendar year, a Participant’s elective deferral contributions to this Plan other than catch-up contributions, aggregated with all elective deferrals by or on behalf of such Participant, pursuant to an election to defer under any qualified cash or deferred arrangement as described in Code Section 401(k), any salary reduction simplified employee pension plan as described in Code Section 408 (k)(6),  any SIMPLE IRA plan as described in Code Section 408(p), any eligible deferred compensation plan under Code Section 457 or any Plan described in Code Section 501(c)(18), and any employer contributions on behalf of the Participant for the purchase of any annuity contract under Code Section 403(b), pursuant to a salary deferral agreement, which exceed such amount as the Secretary of the Treasury may designate for purposes of Code Section 402(g).

1.16 Five Percent Owner shall mean any person who owns or is considered (within the meaning of Code Section 318) to own more than 5% of the outstanding stock of the Employer, stock possessing more than 5% of the total combined voting power of all stock of the Employer, or more than 5% of the capital or profits interest in the Employer.  For purposes of determining ownership in the Employer, the aggregation rules of Code Sections 414(b), (c) and (m) shall not apply.

1.17 Highly Compensated Employee shall mean any Employee who (a) at any time during the Plan Year or the preceding year, was a Five Percent Owner, as defined in Section 1.16, or (b) during the preceding year, received Compensation (as defined in Section 1.04) from the Employer in excess of $80,000.00.  The $80,000.00 amount shall be adjusted at the same time and in the same manner as under Code Section 415(d), except that the base period shall be the calendar quarter ending September 30, 1996.  In addition, the term “Highly Compensated Employee”  shall be defined, at all times, in accordance with Code Section 414(q) and regulations issued thereunder.  For purposes of this Section, “preceding year” shall mean the 12 month period immediately preceding the applicable Plan Year.  A former employee shall be treated as a Highly Compensated Employee with respect to a Plan Year in which he is eligible to participate in the Plan, if such employee was a Highly Compensated Employee when such employee separated from service or at any time after attaining age 55.  In determining whether the employee was a Highly Compensated Employee, the definition of Highly Compensated

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Employee in effect at the time of the separation from service or attainment of age 55, whichever is applicable, shall control.

1.18 Hour of Service shall mean each hour for which an Employee is paid, or entitled to payment, for the performance of duties for the Employer, which hour will be credited to the Employee for the Year of Service in which the duties are performed, and each hour for which an Employee is paid, or entitled to payment, by the Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence; provided, however, that no more than 501 Hours of Service shall be credited to an Employee on account of any single continuous period (whether or not such period occurs in a single computation period) during which the Employee performs no duties; and provided, further, that Hours of Service shall be calculated and credited hereunder pursuant to United States Department of Labor Regulation Sections 2530.200b-2(b) and 2530.200b-2(c), which are incorporated herein by this reference.  Hour of Service shall include each hour of Qualified Military Service which must be counted for plan purposes in accordance with Code Section 414(u).

Hour of Service also shall include each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer.  The same hours of service shall not be credited under both this paragraph and the preceding paragraph but shall be credited to the Employee for the Year or Years of Service to which the award or agreement pertains rather than the Year of Service in which the award, agreement or payment is made.

Hours of Service will be credited for employment with other members of an affiliated service group, as defined in Code Section 414(m), or a controlled group, as defined in Code Section 414(b) or 414(c), of which the Employer is a member and any other entity which must be aggregated with the Employer in accordance with Code Section 414(o) and the regulations issued thereunder.  Hours of Service shall be credited for any individual who is considered to be an employee for purposes of the Plan under Code Section 414(n) or 414(o) and the regulations issued thereunder.

Solely for purposes of determining whether a One Year Break in Service has occurred, a Participant who is on a “maternity or paternity leave of absence” shall be credited with the Hours of Service with which he normally would be credited but for the absence.  In the event such hours cannot be determined, the Participant shall be credited with 8 Hours of Service per normal workday of absence; provided, however, that no more than 501 Hours of Service shall be credited for any single maternity or paternity leave of absence.  Such Hours of Service shall be credited only in the Plan Year in which the maternity or paternity leave of absence begins, if the crediting of such Hours of Service is necessary to prevent the occurrence of a One Year Break in Service, or in any other case, in the year immediately following the Plan Year in which the maternity or paternity leave begins.  For purposes of this section “maternity or paternity leave of absence” shall mean an absence due to pregnancy, birth of a child,  placement of a child with the Participant in connection with the adoption of such child, or caring for a child immediately following such birth or placement.

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1.19 Leased Employee shall mean any person who is not an Employee of the Employer but provides services to the Employer pursuant to an agreement between the Employer and a leasing organization, performs such services for the Employer (or for the Employer and related persons, as determined in accordance with Code Section 414(n)(6)) on a substantially full-time basis for a period of at least one year, and performs such services under the primary direction or control of the Employer.  Any contributions or benefits provided for a Leased Employee by the leasing organization which are attributable to services performed for the Employer shall be treated as being provided by the Employer.

1.20 Limitation Year shall mean the calendar year or such other twelve month period as is identified by resolution or other appropriate action of the Employer.

1.21 Non-Highly Compensated Employee shall mean any Employee who is not a Highly Compensated Employee.

1.22 One Year Break in Service shall mean a Plan Year during which an Eligible Employee or Participant, as the case may be, does not complete an Hour of Service with the Employer.

1.23 Owner‑Employee shall mean a Self‑Employed Individual who is the sole proprietor or a partner who owns more than 10% of either the capital or profit interest in the Employer.

1.24 Participant shall mean any Eligible Employee who has attained his Date of Participation and has not become ineligible for any reason to participate further in the Plan; Participant also shall mean any former Employee who previously attained his Date of Participation and for whom an account balance is maintained.  A Participant is deemed to benefit  under the Plan in any Plan Year in which the Participant receives or is deemed to receive an allocation in accordance with Regulation §1.410(b)-3(a).

1.25 Plan shall mean the retirement plan sponsored by the Employer as embodied herein.  Prior Plan shall mean a retirement plan which is qualified under Code Section 401(a), all or part of the assets of which are transferred to the Plan in a transaction which meets the requirements of Regulation § 1.414(l).  As of the Effective Date, Prior Plan includes the Quantum Savings and Stock Ownership Plan, the Thrift and Profit Sharing Plan for Eligible Employees of National Distillers and Chemical Corporation, and the Petrolane Savings and Stock Ownership Plan, as well as the Suburban Propane Retirement Savings & Investment Plan for Certain Hourly Represented Employees which was merged into this Plan effective as of January 1, 1997.

1.26 Plan Administrator shall mean the Benefits Administration Committee which shall act in accordance with Article VIII. The Plan Administrator is the Named Fiduciary under the provisions of the Employee Retirement Income Security Act of 1974 (ERISA).

1.27 Plan Year shall mean the twelve consecutive month period, from and after the initial effective date of the Plan, beginning on January 1 of each year and ending on the following December 31.

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1.28 Qualified Military Service shall mean service in the uniformed services of the United States performed by an individual who is entitled to reemployment rights with respect to such service in accordance with Code Section 414(u).

1.29 Self‑Employed Individual shall mean an individual who has Earned Income or who would have had Earned Income but for the fact that the trade or business for which the Plan is established did not have net profits for the taxable year.

1.30 Trust or Trust Fund shall mean the assets of the Plan as shall exist from time to time and as shall be administered by the Trustee pursuant to the terms of the Trust Agreement.

1.31 Trustee shall mean the person, persons, entity or entities who, from time to time, are serving as trustees under the Trust Agreement.

1.32 Vested Portion shall mean the portion of a Participant’s account which is nonforfeitable and which is determined in accordance with the provisions of Section 5.04.

1.33 Voluntary Nondeductible Contribution Account shall mean the account established within the Trust in the name of a Participant to which the Participant’s voluntary nondeductible contributions, if such contributions are, or ever have been, permitted under the terms of the Plan or any Prior Plan, are credited and which is adjusted, in accordance with the provisions of Section 4.03, for any gains or losses on the investments of the Trust.

1.34 Year of Service shall mean a twelve month computation period during which the Employee completes an 1,000 Hours of Service.  The first such computation shall begin with the Employee’s Employment Commencement Date; succeeding computation periods shall be the Plan Year, and the first such succeeding computation period shall be the first Plan Year which commences prior to the first anniversary of the Employee’s Employment Commencement Date.

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ARTICLE II ‑ PARTICIPATION

2.01 Date of Participation: Each Eligible Employee shall become a Participant in the Plan as of his Employment Commencement Date.  On, or as soon as administratively feasible after, his Date of Participation, the Participant shall complete a salary deferral agreement (unless deemed to have made an election pursuant to Section 3.14), make an investment election as provided in Section 4.04, and designate a Beneficiary.  Each current Participant in the Plan shall remain a Participant.

Each Eligible Employee who was employed by Inergy Propane, LLC or Inergy Sales & Service, Inc. immediately prior to the closing of the transaction contemplated by the Contribution Agreement by and among Inergy, L.P., Inergy GP, LLC, Inergy Sales & Service, Inc. and Suburban Propane Partners, L.P. dated April 25, 2012, shall become a Participant as of such closing date; each Eligible Employee who was employed by Inergy Propane, LLC or Inergy Sales & Service, Inc. but was on an approved leave of absence as of such closing date shall become a Participant as of the date on which he or she returns from such leave, provided that the return occurs within six months after the leave or absence commenced.

2.02 Leaves of Absence:

(a) Temporary Absence:  A temporary break in the continuity of employment for approved leave of absence, temporary lay-off or service on jury duty shall not be considered to be a termination of employment or result in a One-Year Break in Service, provided that the absence does not exceed 12 months and provided that the Participant returns to his employment with the Employer after such absence.  If the Participant does not return to active employment with the Employer after such absence, the Participant shall be deemed to have terminated his employment as of the date the approved absence ends.

(b) Qualified Military Service: A leave of absence for Qualified Military Service shall not be deemed to be a termination of employment and shall not result in a One Year Break in Service, provided that (i) the Participant returns to his employment with the Employer within 14 days of completion of the Qualified Military Service, if the leave of absence was less than 181 days in duration, within 90 days of completion of the Qualified Military Service, if the leave of absence was more than 180 days in duration, or within such other time period as may be provided by law, (ii) as to any such leave of absence which was more than 30 days in duration, the Participant furnishes proof of his Qualified Military Service upon request by the Employer, and (iii) the cumulative length of the leave of absence and all prior absences from employment with the Employer because of uniformed service obligations does not exceed 5 years, unless otherwise required by law.  If the Participant does not return to active employment with the Employer within the required period, he shall be deemed to have terminated employment at the time his leave of absence commenced.  If the Participant returns to active employment with the Employer within the required period, the Employer shall allocate to the Participant’s account the amount of any missed Employer contributions, but no forfeitures or earnings, to which the Participant is entitled based upon the Participant’s Compensation, as defined in Section 1.04, during that period of absence.  For purposes of the limitations imposed by Code Section 415, as

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referenced in Appendix I, any contribution which is allocated to the account of the Participant, as provided herein, shall be counted only for the Limitation Year to which such contribution relates.

2.03 Participation After One Year Break in Service:

(a) In the event an Eligible Employee incurs a One Year Break in Service prior to becoming a Participant, he shall be treated thereafter as a new Employee for purposes of participation under Section 2.01.

(b) In the event a Participant incurs a One Year Break in Service, he shall resume participation in this Plan as of his Employment Commencement Date following the One Year Break in Service.

2.04 Employees Ineligible for Participation:  Notwithstanding any provision in this Article to the contrary, and unless expressly agreed otherwise, no Employee who is a member of a unit of Employees covered by a collective bargaining agreement between employee representatives and one or more employers shall be eligible for participation in this Plan, provided that there is evidence that retirement benefits were the subject of good faith bargaining between employee representatives and such employer or employers.  In addition, Leased Employees shall be ineligible for participation in the Plan.

Except as specifically provided by the terms of the applicable transaction, Employees who became employees as a result of an asset or stock acquisition, merger, or similar transaction involving a change in the employer of the employees of a trade or business shall be ineligible for participation in the Plan during the period beginning on the date of such transaction and ending on the last day of the Plan Year beginning after the date of the transaction.

2.05 Change in Eligibility Status:

(a) In the event that an Employee who has been ineligible for participation under Section 2.04 subsequently becomes eligible by reason of a change in status to a category of employment eligible for participation, he shall commence participation as of the date of the change in his status, provided that he has satisfied the conditions of Section 2.01.  If, as of the date of the change in his status, he has not satisfied the conditions of Section 2.01, his participation shall commence as of his Date of Participation, as defined in Sections 1.05 and 2.01.

(b) In the event a Participant becomes ineligible for continued participation by reason of a change in status to a category of employment ineligible for participation, except as provided in Section 2.05(c) below, he shall cease to be an Eligible Employee as of the date immediately preceding his change in status and shall remain a Participant in this Plan only to the extent that, and for so long as, an account balance is maintained in the Plan for his benefit.

(c) Under this Section, it is contemplated that an Employee’s status may change in the course of a particular Plan Year.  To the extent that the Employee remains a Participant eligible to share in any Employer contribution for such year, in accordance with provisions of

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Section 4.01, all Hours of Service shall be aggregated, and all wages and other compensation shall be apportioned, such that the individual neither shall be deprived of any benefit nor receive a duplication of benefits.

(d) Upon a change to ineligible status by any Participant hereunder, that Employee’s accounts shall remain within the Trust.  The Employee’s accounts shall be credited or charged, as the case may be, with gains and losses, as provided in Section 4.03, until such time as the Employee becomes entitled to benefits in accordance with the provisions of Article V.

2.06 Reclassification of Independent Contractor:  In the event an individual, who has been ineligible for participation in this Plan by virtue of having been classified by the Employer as an independent contractor, shall be reclassified, by the Employer or otherwise, as an Employee, such individual shall become a Participant in the Plan, following such reclassification,  in accordance with the provisions of Section 2.01, unless such Employee shall be ineligible for participation, in accordance with the provisions of Section 2.04.  In no event, however, shall such an Employee become a Participant in the Plan prior to the date on which he is reclassified as an Employee, notwithstanding any retroactive effect of such reclassification.

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ARTICLE III ‑ CONTRIBUTIONS

3.01 Amount of Employer Contribution:  The amount to be contributed to the Plan shall be determined for each Plan Year by the Employer, in its absolute discretion.  A contribution may be made without regard to the existence of current or accumulated profits.  The Employer contribution, if any, shall be paid to the Trust within the time period and manner permitted by the Code; provided, however, that no in-kind contributions shall be permitted.

3.02 Limitation on Employer Contributions:  In no event shall a contribution be made on behalf of any Participant which would result in a violation of Code Section 415.  (See Plan Appendix, “Limitations - Section 415.”)

3.03 Elective Deferral Contributions:

(a) Subject to the Automatic Contribution Arrangement provisions of Section 3.14, each Plan Year, any Participant may elect to make an elective deferral contribution to the Trust by entering into a deferral election agreement with the Employer.  The terms of any such deferral election shall provide that the Participant agrees to defer receipt of any whole percentage of his Compensation, between 1% and 90%, as specified by the Participant, subject to the limitations set forth in Section 3.05 and the then applicable limits under Code Section 402(g); provided, however, that in no event shall an elective deferral contribution be permitted by any Participant to the extent that it would result in a violation of Code Section 415 (See Plan Appendix, “Limitations ‑ Section 415”) or Code Section 401(k).

(b) In consideration of such election, the amount of the Participant’s Compensation which was deferred, pursuant to the deferral election, shall be allocated to the Participant’s Elective Deferral Contribution Account subject to the following conditions:

(i) The allocation shall be made without regard to the Participant’s performance of services or participation in the Plan on any date subsequent to the date of the allocation, and

(ii) The elective deferral contributions so allocated shall be paid to the Trust as soon as administratively feasible, but in no event later than the 15th business day of the month following the month in which such amounts otherwise would have been payable to the Participant in cash.  For this purpose, elective deferral contributions are deemed to relate to Compensation that either would have been received by the Participant during the Plan Year, but for the election to defer, or is attributable to services performed by the Participant during the Plan Year and, but for the election to defer, would have been received by the Participant within 2-1/2 months after the close of the Plan Year.

(c) The term “elective deferral contribution” shall include pre-tax elective deferral contributions, catch-up contributions and Roth elective deferrals, if the Plan, at any time, accepts Roth elective deferrals.  The Participant’s deferral election shall specify the type of elective deferral contribution (pre-tax or Roth) to be withheld from each payment of Compensation, and such elective deferral contributions may not be reclassified following the date of contribution.

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(d) The term “catch-up contributions” shall mean pre-tax elective deferral contributions made after 2001, which exceed an otherwise applicable plan limit and which are made by a Participant who has attained, or, by the last day of the taxable year in which the catch-up contributions are made, will attain, the age of 50.  For this purpose, an “otherwise applicable Plan limit” shall include the limit on elective deferrals under Code Section 402(g), the Actual Deferral Percentage limitations of Section 3.05, or an Employer-imposed limit on elective deferral contributions

(i) In no event may catch-up contributions be made for any taxable year which exceed (A) the applicable dollar limit on catch-up contributions under Code Section 414(v)(2)(B)(i), which is $5,000 for taxable years beginning in 2006, as adjusted, in accordance with Code Section 414(v)(2)(C), for cost-of-living increases in multiples of $500, or (B) the Participant’s Compensation, reduced by all elective deferral contributions, other than catch-up contributions, made by the Participant for such year. The dollar limit on catch-up contributions is, and thereafter, it will be adjusted by the Secretary of the Treasury

(ii) Catch-up contributions shall not be included as annual additions for purposes of Code Section 415 (See Plan Appendix, “Limitations – Section 415”), shall not be counted as elective deferral contributions for purposes of computing Actual Deferral Percentages or applying the Actual Deferral Percentage limitations of Section 3.05, and shall not be counted in determining the minimum allocation in any Top Heavy Plan Year in accordance with Section 10.03.

(e) The term “Roth elective deferrals” shall mean elective deferral contributions made after 2005, which are includible in the Participant’s gross income for the taxable year in which such elective deferral is made and which have been irrevocably designated as Roth elective deferrals by the Participant in his deferral election.  A Participant’s Roth elective deferrals (if such contributions are, or ever have been, permitted under the terms of the Plan) and any income, gains and/or losses attributable thereto, shall be allocated to the Participant’s separate Roth Elective Deferral Account.

(f) Roth elective deferrals shall not be permitted.

3.04 Deferral Election:

(a) A deferral election shall be effective for the payroll period next following the date on which the election is executed and shall remain effective unless and until amended.

(b) A deferral election may be amended by a Participant at any time, effective for the payroll period next following the date of such amendment.

(c) The Employer or Committee may amend any deferral election at any time, if it is determined that such amendment is necessary to insure that the limitations of neither Section 3.05 nor Code Section 402(g) will be exceeded or to insure that the nondiscrimination tests of Code Section 401(k) are met for the Plan Year.

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3.05 Actual Deferral Percentage Limitations:

(a) Actual Deferral Percentage Tests: As to each Plan Year and unless the Employer has elected one of the safe harbors, as provided in Section 3.13, the Actual Deferral Percentage, as defined in Section 1.01, for Participants who are Highly Compensated Employees for that Plan Year must bear a relationship to the Actual Deferral Percentage for Participants who are Non-Highly Compensated Employees for that Plan Year which satisfies either of the following Actual Deferral Percentage Tests:

(i) The Actual Deferral Percentage for Participants who are Highly Compensated Employees is not more than the Actual Deferral Percentage for Participants who are Non-Highly Compensated Employees, multiplied by 1.25, or

(ii) The excess of the Actual Deferral Percentage for Participants who are Highly Compensated Employees over that of the Participants who are Non-Highly Compensated Employees is not more than 2 percentage points, and the Actual Deferral Percentage for such Highly Compensated Employees is not more than the Actual Deferral Percentage for such Non-Highly Compensated Employees multiplied by 2.0.

(b) Application of Actual Deferral Percentage Tests:

(i) In the event that this Plan satisfies the requirements of Code Section 401(k), 401(a)(4), or 410(b) only if aggregated with one or more other plans, or, in the event one or more other plans satisfy such requirements only if aggregated with this Plan, the Actual Deferral Percentages shall be determined, and the Actual Deferral Percentage Tests shall be applied, as if all such plans were a single plan.

(ii) If the Committee so elects, by a duly adopted amendment, the Actual Deferral Percentage Tests may be applied by using the Actual Deferral Percentage for Participants who are Non-Highly Compensated Employees for the preceding Plan Year (“prior year testing”), rather than for the Plan Year (“current year testing”), provided that current year testing has been used for the preceding five Plan Years or, if less, all of the years the Plan has been in existence, or  if, as a result of a merger or acquisition described in Code Section 410(6)(C)(i), the Employer maintains both a plan using prior year testing and a plan using current year testing, and the change is made within the transition period described in Code Section 410(b)(6)(C)(ii).

(iii) For purposes of satisfying the Actual Deferral Percentage Tests of Section 3.05(a), all or any part of the Employer contributions and Employer matching contributions, if any are made under the terms of this Plan, may be treated as elective deferral contributions, provided that they are fully vested at all times, are subject to the restrictions of Section 3.08, and otherwise are deemed to be qualified nonelective contributions or qualified matching contributions within the meaning of Regulation Section 1.401(k)-1(b)(5).

(iv) For purposes of the Actual Deferral Percentage Tests, only such elective deferral contributions, Employer contributions and Employer matching contributions as

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are paid over to the Trust prior to the last day of the twelve-month period immediately following the Plan Year to which such contribution relate shall be counted.

(v) The Committee shall maintain such records as are sufficient to demonstrate satisfaction of the Actual Deferral Percentage Test, as well as the amount of Employer contributions and/or Employer matching contributions taken into consideration for purposes of satisfying such test.

(c) Correction of Excess Contributions:  In the event that the Actual Deferral Percentage of the Highly Compensated Employees does not satisfy either of the Actual Deferral Percentage Tests, set out in Section 3.05(a) above, and subject to the provisions of Section 3.05(e),  the Excess Contributions to the Plan for the Plan Year shall be distributed to the Highly Compensated Employees, as provided in Sections 3.05(d) and 3.06.  To the extent any Highly Compensated Employee has not made the maximum catch-up contribution permitted for the year, any Excess Contributions allocated to that Highly Compensated Employee shall be treated as catch-up contributions and shall not be treated as Excess Contributions.

(d) Distribution of Excess Contributions:  The Excess Contributions for a Plan Year are to be distributed among Highly Compensated Employees on the basis of the amount of contributions made by, or on behalf of, each such Employee which is counted for purposes of computing the Actual Deferral Percentage of such Employee, first, by calculating the total amount of Excess Contribution to be distributed, in accordance with the procedures set forth this Section 3.05(d)(i) and, then, by apportioning the total amount of Excess Contributions among Highly Compensated Employees, in accordance with the procedures set forth in Section 3.05(d) (ii).

(i) The amount to be distributed attributable to a particular Highly Compensated Employee is the amount, if any, by which the contributions of that Highly Compensated Employee, which are taken into account under this section, must be reduced in order for the actual deferral ratio (hereinafter, “ADR”) of that Highly Compensated Employee to equal the highest permitted ADR under the Plan.  To calculate the highest permitted ADR under the Plan, the ADR of the Highly Compensated Employee with the highest ADR is reduced by the amount required to cause that Highly Compensated Employee’s ADR to equal the ADR of the Highly Compensated Employee with the next highest ADR.  If a lesser reduction would enable the Plan to satisfy one of the Actual Deferral Percentage Tests, only this lesser reduction shall be used to determine the highest permitted ADR.

(A) The above process shall be repeated until the Plan would satisfy one of the Actual Deferral Percentage Tests if the ADR for each Highly Compensated Employee were determined after the reductions described above.

(B) The sum of all the reductions for all Highly Compensated Employees as so determined is the total amount of Excess Contributions for the Plan Year.

(C) The ADR of a Participant is the sum of the Participant’s elective deferral contributions, qualified nonelective contributions and qualified matching contributions taken into account with respect to the Participant for purposes of the Actual

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Deferral Percentage Tests for a Plan Year, divided by the Participant’s Compensation for that Plan Year, and calculated to the nearest hundredth of a percentage point.

(ii) The contributions of the Highly Compensated Employee or Employees with the highest dollar amount of contributions taken into account under this Section 3.05(d) are reduced by the amount required to cause the contributions of that Highly Compensated Employee to equal the dollar amount of the contributions taken into account under this Section 3.05(d) for the Highly Compensated Employee with the next highest dollar amount of contributions taken into account under this Section.

(A) If a lesser apportionment to the Highly Compensated Employee would enable the Plan to apportion the total amount of Excess Contributions, only the lesser apportionment shall apply.

(B) The above process shall be repeated until the total amount of Excess Contributions determined under Section 3.05(d)(i) has been apportioned.

(e) Qualified Non-Elective Contributions:  For any Plan Year, the Employer may make a Qualified Non-Elective Contribution on behalf of Non-Highly Compensated Employees who are Participants in the Plan for such Plan Year in such amount as may be necessary to satisfy one of the Actual Deferral Percentage Tests set forth in Section 3.05(a).  Such contribution shall be made within twelve months after the end of the Plan Year to which it relates and shall be allocated among the Participants who are Non-Highly Compensated Employees in the same proportion that the Compensation of each such Participant bears to the total Compensation of all such Participants.  Each Participant’s share of the Qualified Non-Elective Contribution shall be allocated to his Elective Deferral Contribution Account, shall be fully vested at all times  and shall be subject to the provisions of Section 3.08, as applicable to all other amounts contributed to his Elective Deferral Contribution Account .

3.06 Corrective Distribution of Excess Contributions:

(a) A Participant’s Excess Contributions for any Plan Year and any income allocable to such contributions through the end of such Plan Year, reduced by Excess Deferrals previously distributed to the Participant for the Participant’s taxable year ending with or within the Plan Year, shall be distributed to the Participant no later than the last day of the following Plan Year.  In the event the Plan should be terminated during a Plan Year in which Excess Contributions are made, the Excess Contributions shall be distributed no later than twelve months following the date of termination.  For Plan Years beginning after 2005, distribution of Excess Contributions shall be made, first, from the Participant’s pre-tax elective deferral contributions, to the extent any were made for the year, unless the Participant elects otherwise.

(b) The income allocable to Excess Contributions for the Plan Year shall be determined by multiplying the income or loss for the Plan Year allocable to the Participant’s elective deferral reduction contributions (and to any Employer contributions or Employer matching contributions treated as elective deferral contributions in accordance with Section 3.05(b)(iii)) by a fraction.

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(i) The numerator of the fraction is the Excess Contributions of the Participant for the Plan Year.

(ii) The denominator of the fraction is the Participant’s total account balance attributable to elective deferral contributions and amounts treated as elective deferral contributions as of the end of the year, reduced by any income allocable to such account for the Plan Year and increased by any loss allocable to such account for the Plan Year.

3.07 Treatment of Excess Deferrals:

(a) In the event a Participant makes elective deferral contributions to this Plan for any calendar year which would result in Excess Deferrals, as defined in Section 1.15, for that year, such Excess Deferrals shall be distributed as provided herein.

(b) A Participant’s Excess Deferrals shall be included in the Participant’s gross income in the year to which the deferral relates and, unless distributed within the time required by Section 3.07(c)(ii), in the year in which the Excess Deferrals are distributed.

(c) Excess Deferrals received by the Plan may be distributed to the Participant, under the following terms and conditions:

(i) On or before March 1 following the taxable year in which the Excess Deferrals were made (or such later date as may be provided by IRS regulations), the Participant shall advise the Committee, in writing, of the existence and amount of the Excess Deferrals allocated to this Plan.

(ii) On or before April 15 following the taxable year in which the Excess Deferrals were made, the amount of the Excess Deferrals allocable to this Plan and any income allocable to such Excess Deferrals through the end of such taxable year, shall be distributed to the Participant.  For Plan Years beginning after 2005, distribution of Excess Deferrals shall be made, first, from the Participant’s pre-tax elective deferral contributions, to the extent any were made for the year, unless the Participant elects otherwise.

(iii) The income allocable to the Excess Deferrals for the taxable year of the Participant shall be determined by multiplying the income (or loss) for that taxable year allocable to elective deferral contributions by a fraction, the numerator of which is the amount of Excess Deferrals made by the Participant for the taxable year, and the denominator of which is the Participant’s total Elective Deferral Contribution Account balance as of the end of the taxable year, reduced by the income allocable to such account for the taxable year and increased by the loss allocable to such account for the taxable year.

(iv) Any corrective distribution of less than the entire amount of Excess Deferrals and income shall be treated as a pro rata distribution of the Excess Deferrals and income.

(v) The amount of Excess Deferrals that may be distributed with respect to any Participant for a taxable year shall be reduced by any Excess Contributions

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previously distributed with respect to such participant under Section 3.06 for the Plan Year beginning with or within such taxable year.

(vi) Except as otherwise provided by law, notwithstanding the distribution of Excess Deferrals under this Section 3.07, such amounts shall not be disregarded for purposes of the nondiscrimination requirements of Code Section 401(a)(4) or the Actual Deferral Percentage Limitations of Section 3.05 and shall be treated as annual additions for purposes of the limitations of Code Section 415.

3.08 Limitations on Withdrawals and Distributions:

(a) A Participant is fully vested at all times in all amounts contributed to his Elective Deferral Contribution Account and all earnings thereon.  However, except as provided in Section 3.07 or Section 3.09, no amounts may be withdrawn by, or distributed to, the Participant or his Beneficiary from such account prior to one of the following events:

(i) The Participant’s retirement, death, disability or severance from employment;

(ii) The Participant’s attainment of age 59‑1/2;

(iii) The termination of this Plan by the Employer, provided that the Employer does not maintain or establish, during the period beginning on the date of termination and ending twelve months after the distribution of all plan assets, a successor defined contribution plan, other than an employee stock ownership plan, as defined in Code Section 4975(e)(7) or Code Section 409(a), a simplified employee pension plan, as defined in Code Section 408(k), a SIMPLE IRA plan, as defined in Code Section 408(p), a plan or contract described in Code Section 403(b), or a plan described in Code Section 457(b) or (f);

(iv) The Participant’s call to duty after September 11, 2001, because of the Participant’s status as a member of a reserve component, for a period of at least 180 days or for an indefinite period (a “qualified reservist distribution”), as more fully described in Section 5.09;

(v) The Participant’s service in the uniformed services while on active duty for a period of at least 30 days; provided, however, that if a participant receives a distribution in accordance with this provision, the Participant’s Elective Deferral Contributions and voluntary nondeductible contributions (if the Plan provides for such contributions) must be suspended for a period of six months from and after such distribution.

(b) The provisions of this Section 3.08 shall apply to all Employer contributions and Employer matching contributions, if any are made to this Plan, which are treated as elective deferral contributions for purposes of computing Actual Deferral Ratios and satisfying the actual deferral percentage tests, in accordance with Section 3.05(b)(iv).

(c) All withdrawals and distributions made in accordance with this Section 3.08 shall be subject to such Participant and spousal consent as may be required by law.

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3.09 Hardship Distributions:

(a) General:  Notwithstanding the provisions of Sections 3.08, distribution may be made to a Participant from his Elective Deferral Contribution Account at any time, provided that the distribution is made on account of an immediate and heavy financial need of the Participant, is necessary to satisfy such financial need, and is made in accordance with the provisions of this Section 3.09, and provided, further, that his spouse consents, if spousal consent is required by law.

(b) Immediate and Heavy Financial Need:  The determination as to the existence of an immediate and heavy financial need shall be made by the Plan Administrator on the basis of all relevant facts and circumstances, but a distribution will be deemed to be made on account of an immediate and heavy financial need of the Participant, if the distribution is made on account of:

(i) Medical expenses described in Code Section 213(d) incurred by the Participant, the Participant’s spouse, any dependent (as defined in Code Section 152) of the Participant, or a primary beneficiary;

(ii) Purchase (excluding mortgage payments) of a principal residence for the Participant;

(iii) Payment of tuition, related educational fees, and room and board expenses for the next twelve months of post‑secondary education for the Participant, his spouse, children, dependents (as defined in Code Section 152), or a primary beneficiary;

(iv) Payments necessary to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage of that principal residence;

(v) Payment of funeral or burial expenses for the parent, spouse, child, other dependent, or a primary beneficiary of the Participant; provided, however, that this subsection (b)(v) shall apply only with respect to Plan Years beginning after 2005;

(vi) Payment of expenses for repair of damage to the principal residence of the Participant which would qualify for casualty loss deduction under Code Section 165 (determined without regard to whether the loss exceeds 10% of adjusted gross income); provided, however, that this subsection (b)(vi) shall apply only with respect to Plan Years beginning after 2005, or

(vii) Any other circumstance which is determined by the Committee in an objective and nondiscriminatory manner, based upon all relevant facts and circumstances, and in accordance with the requirements of the Code and applicable regulations, to be an immediate and heavy financial need which is due to an extraordinary emergency, provided that an otherwise appropriate immediate and heavy financial need shall not fail to qualify merely because the need was reasonably foreseeable or voluntarily incurred.

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(c)Distribution Necessary to Satisfy Financial Need: A distribution is made on account of a hardship only to the extent that the amount distributed does not exceed the amount required to relieve the financial need and only to the extent that the financial need cannot be satisfied from other sources which are reasonably available to the Participant.  This determination is to be made by the Committee on the basis of relevant facts and circumstances.  The following additional requirements must be satisfied:

(i) Prior to receiving any amount from this Plan as a hardship distribution, the Participant first must have obtained all distributions, other than hardship distributions, and all non‑taxable loans (including any Participant loans permitted under Article XIV of this Plan) currently available under all plans maintained by the Employer.

(ii) The Participant’s right to make elective deferral contributions shall be suspended for a period of six calendar months following the month in which the Participant receives a hardship distribution.

(d) Resources Considered:  A Participant’s resources shall include those assets of his or her spouse and minor children as are reasonably available.

(e) Additional Limitations on Distribution:  The following additional limitations shall apply to hardship distributions:

(i) In no event shall any hardship distribution exceed the amount of the Participant’s elective deferral contributions, plus any earnings on such contributions accrued as of December 31, 1988 (or such other date as may be provided by regulation).

(ii) For purposes of Section 3.09(b), a primary beneficiary of the Participant is an individual who is named as a beneficiary and has an unconditional right to all or a portion of the Participant’s account balance under the Plan upon the death of the Participant.

3.10 Employer Matching Contributions:

(a) Although no Employer Matching Contribution is required, the Employer, at its discretion, may make a basic Employer Matching Contribution and a supplemental Employer Matching Contribution as provided herein for any Plan Year.  Any such Employer Matching Contribution shall be made as soon as administratively feasible after the last day of the Plan Year and within the time period permitted by law for the benefit of each Participant who remains an Eligible Employee as of the last day of the Plan Year.

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(b) The basic Employer Matching Contribution, if one is made, shall be a percentage of the Participant’s Elective Deferral Contributions which do not exceed 6% of such Participant’s Compensation (“Eligible Elective Deferral Contributions”), which percentage shall be based on a sliding scale of adjusted earnings before interest, income taxes, depreciation and amortization (“Adjusted EBITDA”) divided by an earnings performance target set for the fiscal year of the Employer by the Board of Supervisors (the “Performance Target”) in accordance with the following schedule:

Adjusted EBITDA as a Percentage of the Performance Target for the Employer’s Fiscal Year	Matching Contribution Expressed as a Percentage of Eligible Elective Deferral Contributions for the Plan Year
115% or higher of Adjusted EBITDA	100%
100% to 114% of Adjusted EBITDA	50%
90% to 99% of Adjusted EBITDA	25%
Less than 90% of Adjusted EBITDA	0%

(c) Any supplemental Employer Matching Contribution may be in such amount as the Board of Supervisors of the Employer shall select.  This section shall not be interpreted as a guarantee of any Employer Matching Contributions.

(d) Notwithstanding the foregoing and in lieu of any other Employer Matching Contribution in accordance with Section 3.10 (b) or 3.10(c), the Employer shall make an Employer Matching Contribution, for each Plan Year, for each Participant who is covered by the collective bargaining agreement between Inergy Propane, LLC and Local Union 1293 of the International Brotherhood of Electrical Workers, AFL-CIO (hereinafter referred to as the “IBEW 1293 CBA”) in an amount equal to 50% of such Participant’s Elective Deferral Contributions that do not exceed 6% of the Participant’s Compensation.  This provision shall remain in effect through the July 31, 2015, expiration of the current IBEW 1293 CBA and any renewal thereof which provides expressly for the 50% rate of match.

3.11 Voluntary Nondeductible Contributions:  No Participant in the Plan is required or permitted to make voluntary nondeductible contributions to the Trust.  However, any voluntary nondeductible contributions which may have been made by a Participant to the Plan or a Prior Plan previously and which, as of the Effective Date, remain part of the Trust, as well as any amounts attributable to such contributions, shall remain in the Plan and shall be allocated to a separate voluntary nondeductible contribution account for the benefit of the Participant.   Such account shall be held and invested and shall share in gains and losses of the Trust, in accordance with the terms of the Plan and Trust.  A Participant’s separate voluntary nondeductible contribution account shall be fully vested and nonforfeitable at all times and shall be distributable at any time as the Participant shall direct, subject to the provisions of Article VII.

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3.12 Actual Contribution Percentage Limitations:

(a) Actual Contribution Percentage Tests:

(i) As to each Plan Year and unless the Employer has elected one of the safe harbors, as provided in Section 3.13, the Actual Contribution Percentage for Highly Compensated Employees for the Plan Year must bear a relationship to the Actual Contribution Percentage for Non-Highly Compensated Employees for the Plan Year which satisfies either of the following Actual Contribution Percentage Tests:

(A) The Actual Contribution Percentage for the Highly Compensated Employees is not more than the Actual Contribution Percentage for the Non-Highly Compensated Employees multiplied by 1.25, or

(B) The excess of the Actual Contribution Percentage for the Highly Compensated Employees over that of the Non-Highly Compensated Employees is not more than 2 percentage points, and the Actual Contribution Percentage of the Highly Compensated Employees is not more than the Actual Contribution Percentage for the Non-Highly Compensated Employees multiplied by 2.0.

(ii) In the event that this Plan satisfies the requirements of Code Section 401(m), 401(a)(4) or 410(b) only if aggregated with one or more other plans, or in the event one or more other plans satisfy such requirements only if aggregated with the Plan, the Actual Contribution Percentages shall be determined, and the Actual Contribution Tests shall be applied, as if all such plans were a single plan.  Such aggregation may be applied for purposes of satisfying Section 401(m) only if such plans have the same plan year and use the same Actual Contribution Percentage testing method.

(iii) If the Committee so elects, by duly authorized amendment, the Actual Contribution Percentage Tests may be applied by using the Actual Contribution Percentage for Participants who are Non-Highly Compensated Employees for the preceding Plan Year (“prior year testing”) rather than for the Plan Year (“current year testing”), provided that current year testing has been used for the preceding five Plan Years or, if less, all of the years the Plan has been in existence, or, if as a result of a merger or acquisition described in Code Section 410(b)(6)(C)(i), the Employer maintains both a plan using prior year testing and a plan using current year testing, and the change is made within the transition period described in Code Section 410(b)(6)(C)(ii).

(iv) The Committee shall maintain records sufficient to demonstrate satisfaction of the Actual Contribution Percentage Test, as well as the amount of Employer contributions and/or elective deferral contributions taken into consideration for purposes of satisfying such test.

(b) Correction of Excess Aggregate Contribution:  In the event that the Actual Contribution Percentage of the Highly Compensated Employees does not satisfy either of the

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Actual Contribution Percentage Tests set out in Section 3.12(a) above, the excess voluntary nondeductible contributions and/or Employer matching contributions to the Plan for the Plan Year (and any excess elective contributions made under this Plan or any other cash or deferred arrangement maintained by the Employer which are recharacterized as voluntary nondeductible contributions for the Plan Year),  which shall be referred to as “Excess Aggregate Contributions,” and any income attributable to those Excess Aggregate Contributions, shall be forfeited, if attributable to Employer matching contributions, or distributed to the Participant within twelve months after the close of the Plan Year in which the excess arose.  In the event the Plan should be terminated during a Plan Year in which Excess Aggregate Contributions arise, such Excess Contributions shall be distributed no later than 12 months following the date of termination.  The Excess Aggregate Contributions with respect to any Plan Year shall be calculated as the excess of (i) the aggregate contribution percentage amounts taken into account in computing the numerator of the contribution percentage actually made on behalf of Highly Compensated Employees for such Plan Year, over (ii) the maximum contribution percentage amounts permitted by the Actual Contribution Percentage Test (determined by hypothetically reducing contributions made on behalf of Highly Compensated Employees in order of their contribution percentages beginning with the highest of such percentages).

(c) Distribution of Excess Aggregate Contributions:  The Excess Aggregate Contributions for any Plan Year are to be distributed among Highly Compensated Employees on the basis of the amount of contributions made by or on behalf of each such Employee which is counted for purposes of computing the Actual Contribution Ratio of such Employee.

(i) Such Excess Aggregate Contributions shall be distributed, first, to the Highly Compensated Employee or Employees with the largest contribution percentage amount.

(ii) The above process shall be repeated with reference to the Highly Compensated Employee with the next largest contribution percentage amount and, then, continuing in descending order until all Excess Aggregate Contributions have been distributed.  For this purpose, “largest contribution percentage amount” shall be determined after distribution of any Excess Aggregate Contributions.

(d) Definitions:  For purposes of applying the provisions of this Section 3.12 and Article III,

(i) “Actual Contribution Percentage” shall mean the average of the Actual Contribution Ratios for the group of Highly Compensated Employees who are eligible to make voluntary nondeductible contributions or to receive Employer matching contributions or the group of Non‑Highly Compensated Employees who are eligible to make voluntary nondeductible contributions or to receive Employer matching contributions, as the case may be.

(ii) “Actual Contribution Ratio” shall mean, for each employee, the sum of his voluntary nondeductible contributions, if any, and his Employer matching contributions, if any, for the Plan Year, divided by his Compensation for the Plan Year.

(A) The Actual Contribution Ratio for each Employee and the Actual Contribution Percentages shall be calculated to the nearest one hundredth of one percent.

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(B) If a Highly Compensated Employee makes voluntary nondeductible contributions and/or receives Employer matching contributions under more than one plan of the Employer, all such contributions shall be aggregated for purposes of determining the Actual Contribution Ratio of that Employee.

(C) If a Highly Compensated Employee participates in two or more cash or deferred arrangements that have different plan years, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement.  Notwithstanding the foregoing, certain plans shall be treated as separate, if mandatorily disaggregated under regulations under Code Section 401(m).

(D) For purposes of computing Actual Contribution Ratios and satisfying the Actual Contribution Percentage Tests of this Section 3.12, any Employer matching contributions which are treated as elective deferral contributions, in accordance with Section 3.05(b)(iii), for purposes of satisfying the Actual Deferral Percentage Tests of Section 3.05(a), shall be disregarded.

(E) For purposes of computing Actual Contribution Ratios and satisfying the Actual Contribution Percentage Tests of Section 3.12, all or any part of the Employer contributions and elective deferral contributions may be treated as Employer matching contributions, provided that such contributions are deemed to be qualified nonelective contributions or qualified elective contributions, within the meaning of Regulation Section 1.401(m)‑1(b)(5), and provided that the Actual Contribution Percentage Tests are applied using the Actual Contribution Percentage for the Plan Year for Participants who are Non-Highly Compensated Employees.

(F) For purposes of computing Actual Contribution Ratios and satisfying the actual contribution percentage tests of Section 3.12, voluntary nondeductible contributions are taken into account for a Plan Year in which such contributions are contributed to the Trust.  Payments by the Participant to an agent of the Plan shall be treated as contributions to the Trust, provided such contributions are transmitted to the Trust within a reasonable time.  Excess elective deferral contributions, which are recharacterized as voluntary nondeductible contributions (if such recharacterization is permitted under the terms of this Plan), are to be taken into account as voluntary nondeductible contributions for the Plan Year in which the excess contributions are includable in the gross income of the Participant.

(G) For purposes of computing Actual Contribution Ratios and satisfying the Actual Contribution Percentage Tests of this Section 3.12, Employer matching contributions are to be taken into account for a Plan Year only if such contributions are allocated to the Participant’s account as of a date within the Plan Year, are actually paid to the Trust no later than the end of the twelve month period beginning on the day after the close of the Plan Year, and are made on behalf of the Participant based on his elective deferral contributions for the Plan Year.

(e) Income Allocable to Excess Aggregate Contributions: The income attributable to the Participant’s Excess Aggregate Contributions shall be equal to the allocable income or loss for the Plan Year to which the Excess Aggregate Contributions relate.

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(i) The income allocable to Excess Aggregate Contributions for the Plan Year shall be determined by multiplying the income for the Plan Year allocable to voluntary nondeductible contributions and Employer matching contributions (and amounts treated as Employer matching contributions in accordance with Section 3.12(d)(ii)(E)) by a fraction.

(A) The numerator of the fraction is the Excess Aggregate Contributions of the Participant for the Plan Year.

(B) The denominator of the fraction is the Participant’s total account balance attributable to voluntary nondeductible contributions, Employer matching contributions and/or amounts treated as Employer matching contributions as of the end of the Plan Year, reduced by any income allocable to such account for the Plan Year and increased by any loss allocable to such account for the Plan Year.

(ii) Notwithstanding the foregoing, the income allocable to Excess Aggregate Contributions resulting from the recharacterization of any elective deferral contributions as voluntary nondeductible contributions (if such recharacterization is permitted under the terms of this Plan) shall be determined and distributed as if such recharacterized contributions had been distributed as excess contributions.

3.13 Safe Harbors:  Notwithstanding any other provision of this Article III to the contrary, for any Plan Year as to which the Employer has elected, in accordance with Section 3.13(b), to make a Safe Harbor Contribution, the Plan shall be deemed to have satisfied automatically the Actual Deferral Percentage Limitations of Section 3.05, and any elective deferral contributions made pursuant to Section 3.03 shall be deemed to satisfy the non-discrimination standards of Code Section 401(k)(3).  In addition, with respect to any Plan Year, as to which the matching contribution safe harbor provisions of Section 3.13(a)(ii) are satisfied, the Plan shall be deemed to have satisfied automatically the Actual Contribution Percentage Limitations of Section 3.12; provided, however, that such limitations shall remain applicable to voluntary nondeductible contributions and any matching contributions which do not satisfy the safe harbor.  The provisions of this Section 3.13 shall be applicable only to a Plan Year which is twelve months in length or, in the case of the first Plan Year, at least three months in length (or any shorter period, in the case of a new Employer that establishes the Plan as soon as administratively feasible after coming into existence).

(a) Safe Harbor Contributions: For each Plan Year for which the provisions of this Section 3.13 are applicable, the Employer shall contribute to the Trust either the amount specified in Section 3.13(a)(i) or Section 3.13(a)(ii) below.  The contribution made for the benefit of a Participant hereunder shall be fully vested and nonforfeitable at all times, shall be subject to the restrictions on withdrawals and distributions of Section 3.08, (but shall not be subject to distribution for hardship in accordance with Section 3.09), and shall be allocated to that Participant’s Employer Contribution Account.  Such contribution shall be made to the Plan within twelve months of the close of the Plan Year.  Such Safe Harbor Contribution may be made to another qualified defined contribution plan maintained by the Employer, provided that such plan is identified in Appendix II to this Plan, that each Employee eligible to participate in this Plan also is eligible under such other plan, and that such other plan has the same plan year as this Plan.

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(i) 3% Safe Harbor Contribution: The Employer will contribute an amount equal to 3% of the Compensation of each Participant who is eligible to make an elective deferral contribution to the Trust in accordance with the provisions of Section 3.03, or who would be eligible to make an elective deferral contribution but for a suspension, in accordance with Section 3.09(c)(ii) by reason of having received a hardship distribution, or due to statutory limitations, such as Code Section 402(g) or Code Section 415.  Compensation shall be defined as in Section 1.04; provided, however, that in no event shall any dollar limit, other than the limit imposed by Code Section 401(a)(17), apply to the Compensation of a Non-Highly Compensated Employee.

(ii) Safe Harbor Matching Contribution:  In lieu of the contribution provided for in subsection (i) above, the Employer may contribute an amount for each Participant equal to 100% of that Participant’s elective deferral contributions which do not exceed 3% of such Participant’s Compensation, plus an amount equal to 50% of that Participant’s elective deferral contributions which exceed 3% of that Participant’s Compensation but do not exceed 5% of that Participant’s Compensation; provided, however, that with respect to any Plan Year as to which the Employer elects to make the Safe Harbor Contribution pursuant to this Section 3.13(a)(ii), no Employer Matching Contribution shall be made, pursuant to Section 3.10, with respect to elective deferral contributions made by any Participant.   The Safe Harbor Matching Contributions may be made with respect to elective deferral contributions for the Plan Year as a whole or separately with respect to each payroll period (or with respect to all payroll periods ending with or within each month or Plan Year quarter) taken into account for the Plan Year.  If the payroll method is used, however, the Safe Harbor Matching Contributions due with respect to elective deferral contributions made during any Plan Year quarter beginning after May 1, 2000, shall be deposited into the Trust by the last day of the following Plan Year quarter.

(b) Election:  The election to make a Safe Harbor Contribution, as provided herein for any Plan Year shall be made, prior to the first day of such Plan Year, by resolution or other appropriate action of the Employer, shall include the election of a specific safe harbor contribution method to be recited within Appendix II of this Plan, and may not be changed except by duly authorized amendment.   Notwithstanding the foregoing, the election to make the 3% Safe Harbor Contribution for a Plan Year may be made, as provided herein, at any time during that Plan Year, but not later than 30 days prior to the last day of that Plan Year, provided that the Plan provides for Actual Deferral Percentage testing and, if applicable, Actual Contribution Percentage testing, to be applied on a current year basis and provided, further, that the notice requirements of Section 3.13(c)(ii) are satisfied.

(c) Notice:

(i) Timing of Notice:  The Employer shall provide written notice to Participants, at least 30 days, but not more than 90 days, prior to the first day of the applicable Plan Year of its intention to make a Safe Harbor Contribution, and such notice shall specify whether the Employer will make the 3% Safe Harbor Contribution or the Safe Harbor Matching Contribution.   If an Employee becomes a Participant after the date on which notice is given, as provided herein, the Employer shall provide written notice to that Participant no earlier than 90 days prior to his Date of Participation and no later than his Date of Participation.

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(ii) Notice of Late Election Option:  Alternatively, the Employer may provide written notice to Participants, at least 30 days, but not more than 90 days, prior to the first day of the applicable Plan Year that, at a later date in the Plan Year, it may elect to make the 3% Safe Harbor Contribution and that, if such election is made, a supplemental notice will be provided to Participants at least 30 days prior to the last day of the Plan Year informing them of such election.

(iii) Contents of Notice:  All notices shall be written in a manner calculated to be understood by the average Participant and shall describe the Participant’s rights and obligations under the Plan.

(d) Modification of Deferral Elections:  In addition to the provisions of Section 3.04(b) with regard to amendment of deferral elections, a Participant may make or modify his salary deferral election during the thirty-day period immediately following receipt of the notice described in Section 3.13(b).

(e) Reduction or Elimination of Safe Harbor Matching Contributions:  The Plan may be amended during a Plan Year to reduce or eliminate the Safe Harbor Matching Contribution, provided that the conditions of Sections 3.13(e)(i), (ii), (iii) and (iv) below are satisfied and provided that all other requirements of the Safe Harbor are satisfied through the effective date of the amendment.

(i) Notice:  A supplemental notice shall be provided to all Participants explaining the consequences of the amendment , specifying the effective date of the amendment, and informing Participants of their right to modify their salary deferral elections and, if applicable, voluntary nondeductible contribution elections.

(ii) Effective Date:  Any reduction or elimination of Safe Harbor Matching Contributions shall be effective no earlier than the later of (A) 30 days after the supplemental notice required in Section 3.13(e)(i) has been provided to Participants and (B) the date on which the amendment is adopted.

(iii) Modification of Elections:  A participant may modify his salary deferral election and, if applicable, his voluntary nondeductible contribution election, during the thirty-day period immediately following receipt of the supplemental notice provided in accordance with Section 3.13(e)(i) above.

(iv) Testing:  The Actual Deferral Percentage Limitations of Section 3.05 and, if applicable, the Actual Contribution Percentage Limitations of Section 3.12 must be satisfied  for the entire Plan Year, using the current year testing method.

3.14 Automatic Contribution Arrangement:

(a) Each Covered Participant, as defined herein, shall be deemed to have elected to make an elective deferral contribution to the Trust and thereby to defer receipt of 6% of his Compensation for each pay period (hereinafter referred to as the “automatic deferral amount”), subject to the limitations set forth in Section 3.05, and the then applicable limits under Code

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Section 402(g); provided, however, that in no event shall an elective deferral contribution be permitted by any Participant to the extent that it would result in a violation of Code Section 415 (See Plan Appendix, “Limitations ‑ Section 415”) or Code Section 401(k).  To the extent that any other provision of this Article III is inconsistent with automatic contribution arrangement provisions of this Section 3.14, this Section shall govern.

(b) Written notice of the automatic contribution arrangement and automatic deferral amount shall be given to each Covered Participant no more than 90 days prior to his initial Date of Participation (and no later than his Date of Participation) and to each Covered Participant at least 30 days, but not more than 90 days, prior to the beginning of each Plan Year.  The notice must describe accurately and in terms calculated to be understood, (i) the amount of the automatic deferral that will be made on behalf of the Covered Employee in the absence of an affirmative election, (ii) the right of the Covered Participant to have no elective deferral made on his behalf or to have an elective deferral made on his behalf in a different amount, and (iii) how the automatic deferrals will be invested in the absence of an affirmative election by the Covered Participant.

(c) Each Covered Participant shall be accorded reasonable opportunity to modify his deferral election for the applicable Plan Year, to increase or reduce the deferral amount, or to opt out of the automatic deferral feature by entering into a deferral election agreement with the Employer.  Such election shall be implemented by the Employer as soon as administratively feasible after receipt of same.   In the event a Participant elects to opt out of the elective deferral feature with respect to any Plan Year, such election shall remain in effect for the remainder of that Plan Year and for succeeding Plan Years, unless and until the Participant affirmatively elects to make an elective deferral contribution by entering into a deferral election agreement with the Employer.

(d) For purposes of this Section 3.14, a “Covered Participant” is a Participant for whom no affirmative election regarding elective deferral contributions is in effect as of the effective date of this Section 3.14 or, if later his Date of Participation.

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ARTICLE IV ‑ ALLOCATIONS

4.01 Allocation of Employer Contributions:

(a) Each Participant’s share of any Employer contributions paid into or accrued for the Trust for each Plan Year shall be determined by applying the formula A/B x C.  A is the Eligible Participant’s Compensation for the year, B is the Compensation of all Eligible Participants and C is the total Employer contribution.

(b) An Eligible Participant is one who is still employed by the Employer on the last day of that Plan Year.  In addition, any Participant whose employment is terminated during the Plan Year because of death, disability or attainment of Normal Retirement Age shall be deemed to be an Eligible Participant for purposes of this Section 4.01.

(c) Notwithstanding the foregoing, for any Plan Year for which the top heavy provisions of Article X apply, the Participant’s share of Employer contributions shall be determined in accordance with Section 10.03.

(d) Each Participant’s share of Employer contributions for the Plan Year shall be allocated to his Employer Contribution Account.

4.02 Application of Miscellaneous Receipts: Any miscellaneous receipts occurring during the Plan Year, as provided in Section 12.06, shall be applied as of the last day of the Plan Year toward satisfaction of administrative expenses, as Employer contributions in accordance with Section 3.01 or, during any top heavy year, Section 10.03 or, as Employer matching contributions in accordance with Section 3.10.

4.03 Crediting Gains and Losses on General Trust Investments: The share of the gains and losses on the general investments of the Trust shall be credited to Participants’ accounts as of each valuation date, as provided in Section 5.05.  The amount to be credited or charged to each Participant’s account shall be determined by applying the formula A/B x C.  A is the market value of the Participant’s accounts at the beginning of the Plan Year or other valuation period; B is the market value of the total accounts of all Participants at the beginning of the Plan Year or other valuation period, and C is the net gain or loss on the Trust investments for the Plan Year or other valuation period.  For purposes of this computation, however, there shall be excluded from the Participant’s account balances any amounts which otherwise would be credited under Sections 4.01, 4.02, and 4.04 for the current year.

4.04 Investment of Accounts: A Participant shall have the right to direct the investment of all assets in his account, in increments of 1%, subject to any restriction or limitation published in writing by the Committee and subject, further, to any restriction or limitation associated with any specific investment vehicle selected by the Participant.  Each Participant may choose from among such investment options as may be made available, from time to time, by the Committee and which individually and collectively are designed to conform to Labor Regulation § 2550.404c-1, with the intent that the Plan will be deemed to be a Section 404(c) plan in order that fiduciaries of the Plan may be relieved of liability for any losses which are the direct and

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necessary result of a Participant’s investment directions.   The Committee, in its sole discretion, may add or delete investment options at any time as it determines to be in the best interest of Participants. To the extent that a Participant fails to provide investment instructions at such time and in such manner as the Committee may require, the Participant shall be presumed to have elected to have all amounts then held within his account, as well as all future contributions made by him or for his benefit, invested in the qualified default investment alternative which the Committee shall designate from time to time.

A Participant’s investment directives under this Section 4.04, with respect to future contributions, may be made or modified at any time and will become effective as soon as administratively feasible after appropriate notice has been provided to the Committee. With respect to reinvestment of prior accumulation, a Participant may direct that up to the total value held in any investment option for the benefit of his account be transferred to any other investment option or options in increments of 1%, such directive to be implemented as soon as administratively feasible after appropriate notice is received by the Committee, provided that the value of any account or portion thereof to be reinvested shall be determined on the Valuation Date immediately preceding the date of the transfer.

Neither the Committee nor the Trustee shall have any liability for following the directions of the Participant or any duty to ascertain whether any investment directive is prudent.  If, at any time, the Committee or Trustee believes that any investment direction may or will result in a prohibited transaction, or otherwise adversely affect the qualified status of the Plan, the Committee or Trustee, without liability to the Participant or any other party, may refuse to implement such direction or may require reversal of such direction, unless and until satisfied, based upon such opinions of counsel as desired, that the transaction and/or investment does not and will not have such result or effect.

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ARTICLE V ‑ BENEFITS

5.01 Retirement Benefits:

(a) Normal Retirement:  A Participant is entitled to receive his Normal Retirement Benefit as of his Normal Retirement Date.

(i) Normal Retirement Date shall mean the later of the date on which the Participant attains age 65 or the 5th anniversary of his Date of Participation.

(ii) Normal Retirement Benefit shall mean the entire balance of the Participant’s account, valued in accordance with the provisions of Section 5.05, and distributed in accordance with the provisions of Articles VI and VII of the Plan.

(b) Late Retirement:  A Participant whose employment continues beyond his Normal Retirement Date shall continue to participate in this Plan until his actual retirement and is entitled to receive, as his Late Retirement Benefit, the entire balance remaining in his account, valued in accordance with the provisions of Section 5.05, and distributed in accordance with the provisions of Articles VI and VII of the Plan.

(c) Early Retirement:  No Early Retirement Benefit is provided under the terms of this Plan.

5.02 Disability Benefit:  A Participant whose employment with the Employer ceases as a result of total disability (including while on a leave of absence for Qualified Military Service, in accordance with Section 12.04) shall be entitled to receive, as his Disability Benefit, the entire balance of his account, valued in accordance with the provisions of Section 5.05 and distributed in accordance with the provisions of Articles VI and VII as of his Disability Date.

(a) “Disability Date” shall mean the date as of which the Committee determines, in a nondiscriminatory manner, that the Participant has sustained a total disability.

(b) “Total Disability” shall mean any physical or mental impairment which renders the Participant unable to engage in his usual and customary activities or comparable activity for a period of six months.  Such determination shall be made by the Committee and may be based upon the Participant’s receipt of Social Security disability payments or other disability insurance benefits or upon other independent medical opinion.   Notwithstanding the foregoing, no Participant shall be entitled to a Disability Benefit if the physical or mental impairment (i) was intentionally self-inflicted or (ii) was incurred, suffered, or occurred while the Participant was engaged in, or resulted from the Participant having engaged in, a criminal enterprise.

5.03 Death Benefit:  Upon the death of a Participant prior to his separation from service with the Employer (including while on a leave of absence for Qualified Military Service, in accordance with Section 12.04), the entire balance of his account, valued in accordance with the provisions of Section 5.05, shall be distributable, as a Death Benefit, as soon as administratively feasible and in accordance with the provisions of Articles VII of the Plan.

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5.04 Deferred Vested Benefit:  The Vested Portion of a Participant’s Accounts shall be 100% at all times, such that he shall be entitled to the entire balance in his account, valued in accordance with the provisions of Section 5.05, if his participation ceases for any reason whatsoever. Distribution of such deferred vested benefit shall be made in accordance with the provisions of Articles VI and VII.

5.05 Valuation Date:  The assets of the Plan shall be valued as of each day on which the New York Stock Exchange is open for trading.  For purposes of distribution, the value of a Participant’s account shall be determined as of the valuation date coincident with or immediately preceding the date on which (a) the Participant or other payee becomes entitled to distribution by virtue of the occurrence of a distributable event, (b) consent of the Participant or other payee is provided (if such consent is required), and (c) the Participant or other payee completes and submits all required distribution election forms, if any, which date shall be referred to as the “benefit entitlement date.”

5.06 “Year of Vested Service”:  A Participant shall be credited with a Year of Vested Service, for purposes of Section 5.04, for any Plan Year, or any comparable twelve-month period prior to the Effective Date of the Plan, during which he has been credited with an Hour of Service.

5.07 Forfeiture for Cause:  No vested benefit under this Plan shall be subject to forfeiture for cause.

5.08 In-Service Withdrawals:  Any Participant may make withdrawals, at any time and without regard to termination of employment with the Employer, from his Employer Contribution Account, and Voluntary Nondeductible Contribution Account, or from amounts transferred to this Plan from a prior plan or by rollover pursuant to Article XIII. Any Participant who has attained age 59-1/2 may make withdrawals from any or all of his Accounts prior to his termination of employment with the Employer; provided, however, that such withdrawals shall be made from the following sources in the following order: (a) amounts transferred to this Plan from a prior plan or by rollover pursuant to Article XIII, (b) Voluntary Nondeductible Contribution Account, (c) Employer Contribution Account and/or Employer Matching Contribution Account, and (d) Elective Deferral Contribution Account.

5.09 Qualified Reservist Distribution:  Effective as of January 1, 2011, any Participant, regardless of age, who is a member of the reserves and who is ordered or called to active duty for a period in excess of 179 days or for an indefinite period may withdraw all or any portion of his Elective Deferral Contribution Account, provided that such withdrawal is made during the period beginning on the date of such order or call to active duty and ending at the close of the active duty period.

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ARTICLE VI ‑ COMMENCEMENT OF BENEFITS

6.01 General:  Subject to the provisions of Section 6.02, unless the Participant elects otherwise, distribution of each Participant’s benefits shall begin not later than the 60th day following the close of the Plan Year in which the latest of the following occurs:

(a) The Participant attains age 65 or his Normal Retirement Age, if earlier,

(b) There occurs the 10th anniversary of the Participant’s Date of Participation, or

(c) The Participant terminates his employment with the Employer.

Notwithstanding the foregoing, the failure of a Participant and/or his spouse, if spousal consent is required, to consent to a distribution while a benefit is immediately distributable shall be deemed to be an election to defer commencement of payment of such benefit.

6.02 Required Commencement Date:  As to any Participant who is a Five Percent Owner, as defined in Section 1.16, during the Plan Year ending in the calendar year in which the Participant attains age 70-1/2, distribution of benefits shall begin not later than the first day of April following the calendar year in which the Participant attains age 70-1/2, which date shall be the Participant’s “required commencement date.”  Once distribution has begun to a Five Percent Owner pursuant to this Section 6.02, such distribution must continue even if the Participant ceases to be a Five Percent Owner in a subsequent year.

Except with respect to a Participant who is a Five Percent Owner and except as provided in Section 6.03, distribution of benefits shall begin not later the first day of April of the calendar year following the later of the calendar year in which the Participant attains age 70-1/2, or the calendar year in which the Participant retires, which date shall be the Participant’s “required commencement date.”

6.03 TEFRA Section 242(b)(2) Election:  Notwithstanding the foregoing, if the Participant had accrued a benefit under the plan as of December 31, 1983, and executed a distribution designation (“Section 242(b)(2) election”) prior to January 1, 1984, the Trustee shall distribute the Participant’s benefits in accordance with the commencement date specified in that designation, provided that the distribution designation specifies the time at which distribution will commence, the period over which distributions will be made, and, in the case of a distribution by reason of death, the beneficiaries of the Participant, listed in order of priority, and provided, further, that such designation has not been revoked or modified after December 31, 1983.  For purposes of the foregoing and except as otherwise provided by law, such a distribution designation shall not be deemed to have been modified except by affirmative action by the Participant.

If any designation to which Section 6.03 refers is revoked, any subsequent distribution must satisfy the requirements of Code Section 401(a)(9) and the regulations issued thereunder.  If such a designation is revoked subsequent to the date which otherwise would have been the Participant’s required commencement date, the Trustee must distribute, by the end of the

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calendar year following the calendar year in which the revocation occurs, the total amount not yet distributed which would have been distributed, but for the Section 242(b) designation, in order to satisfy Code Section 401(a)(9) and the regulations issued thereunder.  The mere substitution or addition of a beneficiary under the designation will not be considered to be a revocation of the designation, provided that such substitution or addition does not alter the period over which distributions are to be made under the designation, directly or indirectly, such as by altering the relevant measuring life.

6.04 Required Minimum Distributions:

(a) General Rules:  The provisions of this Section 6.04 will apply for purposes of determining required minimum distributions for calendar years beginning after December 31, 2002, and will be applied in accordance with the Treasury regulations under Code Section 401(a)(9); provided, however, that distributions may be made, pursuant to Section 6.03, in accordance with a valid Section 242(b)(2) election.  Distribution of the Participant's entire interest will be made or commenced no later than the Participant's required commencement date, as provided in Section 6.02.

(b) Death of Participant Before Distributions Begin:  If the Participant dies before distributions begin, distribution of the Participant's entire interest will be made or commenced as follows:

(i) If the Participant's surviving spouse is the Participant's sole designated beneficiary, then distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70-1/2, if later.

(ii) If the Participant's surviving spouse is not the Participant's sole designated beneficiary, then distributions to the designated beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, and, the amount payable to each beneficiary will be distributed, at the election of that beneficiary, either (A) by December 31 of the calendar year containing the fifth anniversary of the Participant's death  or (B) over the life of such beneficiary or over a period not extending beyond the life expectancy of such beneficiary.

(iii) If there is no designated beneficiary as of September 30 of the year following the year of the Participant's death, the Participant's entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

(iv) If the Participant's surviving spouse is the Participant's sole designated beneficiary and the surviving spouse dies after the Participant but before distributions to the surviving spouse begin, this Section 6.04(b), other than Section 6.04(b)(i), will apply as if the surviving spouse were the Participant.

For purposes of this Section 6.04(b) and Section 6.04(e), unless Section 6.04(b)(iv) applies, distributions are considered to begin on the Participant's required beginning

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date. If Section 6.04(b)(iv)  applies, distributions are considered to begin on the date on which the Plan is required to begin making distributions to the surviving spouse under Section 6.04(b)(i). If distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before the Participant's required beginning date (or to the Participant's surviving spouse before the date on which the Plan is required to begin making distributions to the surviving spouse under section 6.04(b)(i)), the date distributions are considered to begin is the date distributions actually commence.

(c) Forms of Distribution:  Unless the Participant's interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the required beginning date, as of the first distribution calendar year, distributions will be made in accordance with Sections 6.04(d) and 6.04(e). If the Participant's interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Section 401(a)(9) of the Code and applicable Treasury regulations.

(d) Required Minimum Distributions During Lifetime of Participant:  During the Participant's lifetime, the minimum amount that will be distributed for each distribution calendar year is the lesser of:

(i) the quotient obtained by dividing the Participant's account balance by the distribution period in the Uniform Lifetime Table set forth in Section 1.401(a)(9)-9 of the Treasury regulations, using the Participant's age as of the Participant's birthday in the distribution calendar year; or

(ii) if the Participant's sole designated beneficiary for the distribution calendar year is the Participant's spouse, the quotient obtained by dividing the Participant's account balance by the number in the Joint and Last Survivor Table set forth in Section 1.401(a)(9)‑9 of the Treasury regulations, using the Participant's and spouse's attained ages as of the Participant's and spouse's birthdays in the distribution calendar year.

The required minimum distributions, as determined in accordance with this Section 6.04(d), shall begin with the first distribution calendar year and continue through the distribution calendar year that includes the Participant's date of death.

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(e) Required Minimum Distributions After Death of Participant:

(i) Death On or After Date Distributions Begin:

(A) Participant Survived by Designated Beneficiary.  If the Participant dies on or after the date distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant's death is the quotient obtained by dividing the Participant's account balance by the longer of the remaining life expectancy of the Participant or the remaining life expectancy of the Participant's designated beneficiary, determined as follows:

(1) The Participant's remaining life expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year,

(2) If the Participant's surviving spouse is the Participant's sole designated beneficiary, the remaining life expectancy of the surviving spouse is calculated for each distribution calendar year after the year of the Participant's death, using the surviving spouse's age as of the spouse's birthday in that year.  For distribution calendar years after the year of the surviving spouse's death, the remaining life expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse's birthday in the calendar year of the spouse's death, reduced by one for each subsequent calendar year.

(3) If the Participant's surviving spouse is not the Participant's sole designated beneficiary, the designated beneficiary's remaining life expectancy is calculated using the age of the beneficiary in the year following the year of the Participant's death, reduced by one for each subsequent year.

(B) No Designated Beneficiary.  If the Participant dies on or after the date distributions begin and there is no designated beneficiary as of September 30 of the year after the year of the Participant's death, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant's death is the quotient obtained by dividing the Participant's account balance by the Participant's remaining life expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(ii) Death Before Date Distributions Begin:

(A) Participant Survived by Designated Beneficiary.  If the Participant dies before the date distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant's death is the quotient obtained by dividing the Participant's account balance by the remaining life expectancy of the Participant's designated beneficiary, determined as provided in section 6.04(e)(i).

(B) No Designated Beneficiary. If the Participant dies before the date distributions begin and there is no designated beneficiary as of September 30 of the year

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following the year of the Participant's death, distribution of the Participant's entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

(C) Death of Surviving Spouse Before Distributions to Surviving Spouse are Required to Begin. If the Participant dies before the date distributions begin, the Participant's surviving spouse is the Participant's sole designated beneficiary, and the surviving spouse dies before the Plan is required to begin making distributions to the surviving spouse under Section 6.04(b), this Section 6.04(e)(ii) will apply as if the surviving spouse were the Participant.

(f) Definitions:  For purposes of applying the required minimum distribution provisions of this Section 6.04:

(i) “Designated Beneficiary” shall mean the individual who is designated as the beneficiary under Article VII of the plan and is the designated beneficiary under Section 401(a)(9) of the Internal Revenue Code and Section 1.401(a)(9)‑1, Q&A‑4, of the Treasury regulations.

(ii) “Distribution Calendar Year” shall mean a calendar year for which a minimum distribution is required. For distributions beginning before the Participant's death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant's required commencement date. For distributions beginning after the Participant's death, the first distribution calendar year is the calendar year in which distributions are to begin under section 6.04(b). The required minimum distribution for the Participant's first distribution calendar year will be made on or before the Participant's required commencement date. The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the Participant's required commencement date occurs, will be made on or before December 31 of that distribution calendar year.

(iii) “Life Expectancy” shall mean life expectancy as computed by use of the Single Life Table in Section 1.401(a)(9)‑9 of the Treasury regulations.

(iv) “Participant's Account Balance” shall mean the account balance as of the last valuation date in the calendar year immediately preceding the distribution calendar year (valuation calendar year), increased by the amount of any contributions made and allocated or forfeitures allocated to the account balance as of dates in the valuation calendar year after the valuation date, and decreased by distributions made in the valuation calendar year after the valuation date. The account balance for the valuation calendar year includes any amounts rolled over or transferred to the plan either in the valuation calendar year or in the distribution calendar year, if distributed or transferred in the valuation calendar year.

(g)  2009 Required Minimum Distributions:  A Participant or Beneficiary to whom a required minimum distribution for 2009 would have been required in accordance with this Section 6.04 but for the enactment of Code Section 401(a)(9)(H) (“2009 Required Minimum

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Distributions”) and who would have satisfied that requirement by receiving distributions that are (1) equal to the 2009 Required Minimum Distributions or (2) one or more payments in a series of substantially equal distributions (that include the 2009 Required Minimum Distributions) made at least annually and expected to last for the life (or life expectancy) of the Participant, the joint lives (or joint life expectancies) of the Participant and the Participant’s Designated Beneficiary, or for a period of at least ten years (“Extended 2009 Required Minimum Distributions”) will not receive those 2009 Required Minimum Distributions unless the Participant or Beneficiary affirmatively elects, after having been given an opportunity to do so, to receive such distributions.   For purposes of the direct rollover provisions of Section 7.07, 2009 Required Minimum Distributions and Extended 2009 Required Minimum Distributions will be treated as eligible rollover distributions.

6.05 Cash-Out Distribution:  Subject to the Direct Rollover provisions of Article VII, the Committee shall make distribution, in advance of the date provided in Section 6.01, to a Participant whose employment with the Employer has been terminated for reasons other than death, disability or retirement, provided that the distribution is made in a lump sum, consists of the Participant’s entire account (exclusive of any accumulated deductible employee contributions, within the meaning of Code Section 72(o)(5)(B), for Plan Years beginning prior to January 1, 1989), and satisfies the following terms and conditions:

(a) If the Participant’s account is valued at $1,000 or less, the Committee shall direct the immediate distribution of such account.

(b) If the Participant’s account is valued in excess of $1,000 but not in excess of $5,000, and unless the Participant elects to have such distribution paid directly to an eligible retirement plan specified by the Participant in a direct rollover or to receive the distribution in a lump sum payment, in accordance with Section 6.05, such cash-out distribution shall be transferred, for the benefit of the Participant, by direct rollover to an individual retirement plan designated by the Committee.

(c) If the Participant’s account exceeds $5,000.00, the Participant must consent to the cash-out distribution in writing.  In addition, as to any cash-out distribution for which written consent of the Participant is required, as provided in this Section 6.05(c), if a Participant’s account is subject to provisions requiring distribution in the form of a qualified joint and survivor annuity or qualified pre-retirement survivor annuity pursuant to Article VII of this Plan, the Participant’s spouse, if any, must consent to such a cash-out distribution in writing as provided in Article VII.  With respect to cash-out distributions made to a Participant as to whom the qualified joint and survivor annuity provisions of Article VII do not apply, if the value of the Participant’s vested account balance derived from Employer and employee contributions either exceeds $5,000.00 or is a remaining payment under a selected optional form of payment that exceeded $5,000.00 at the time the selected payment began, the Participant must consent to the distribution.

(d) The value of the Participant’s account shall be determined in accordance with the provisions of Section 5.05.

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(e) A cash-out distribution shall be made as soon as administratively feasible, subject to the customary procedures of the Committee, following the date on which the Participant’s employment terminates, which date shall be deemed to be the Participant’s benefit entitlement date for purposes of Section 5.05.

6.06 Distribution Pursuant to a Qualified Domestic Relations Order:  Notwithstanding any other provision of this Plan, the Trustee may make a distribution at any time as directed pursuant to a domestic relations order, which has been determined to be a Qualified Domestic Relations Order under Article XV of this Plan, to an alternate payee without regard to whether the Participant has separated from service with the Employer or has attained the earliest retirement age under the Plan.

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ARTICLE VII ‑ FORM OF BENEFITS

7.01 Method of Payment: All benefits hereunder shall be paid to the Participant or his Beneficiary in the form of a single lump sum payment.

7.02 Distribution of Benefits Upon Death:  In the event a Participant should die prior to receiving any or all of his benefits, such benefits shall be paid to the Participant’s surviving spouse; provided, however, that if there is no surviving spouse, or if the surviving spouse has already consented to another beneficiary designation in a writing which acknowledges the effect of such election and which is witnessed by a representative of the Plan Administrator or a notary public, such benefits shall be paid to the Participant’s designated Beneficiary or, if none, in accordance with Section 7.03.

7.03 Designation of Beneficiary:  Each Participant may designate one or more primary or contingent Beneficiaries to whom his benefits are to be paid in the event the Participant should die prior to receiving such benefits.  Such designation shall be made in writing and shall be filed with the Plan Administrator.  Notwithstanding the foregoing, in the event the Participant designates a Beneficiary other than his surviving spouse, such designation shall not be effective unless the Participant’s spouse consents or has consented to such designation in accordance with Section 7.02.  In the event a Participant designates his spouse as a beneficiary, such designation shall become null and void upon the entry of a decree in divorce by a court of competent jurisdiction, absent an order of court or a signed, written agreement between the parties to the contrary.  If, at the time of the Participant’s death, no such Beneficiary is living, or if the Participant has failed to designate one and the Participant has no surviving spouse, the Trustee shall pay the benefits as follows: (a) to the Participant’s then living children, including adopted children, in equal shares, or (b) if there is no living child, to the surviving parent or parents of the Participant in equal shares, or (c) if there is no living child or parent, to the legal representative of the Participant’s estate.

7.04  Qualified Joint and Survivor Annuity: Notwithstanding anything herein to the contrary, in the event any account transferred to this Plan pursuant to Article XIII otherwise would be subject to provisions requiring distribution in the form of a qualified joint and survivor annuity or Qualified Pre‑Retirement Survivor Annuity, then the normal form of benefit distribution, as to such account, shall be a Qualified Joint and Survivor Annuity, unless an election is made, as provided in Section 7.05, not to receive the benefits in such form.  For purposes of this Plan, “Qualified Joint and Survivor Annuity” shall mean an immediate annuity for the life of the Participant, with a survivor annuity for the life of the Participant’s spouse which is 50% of the amount of the annuity payable during the joint lives of the Participant and the spouse, and which is the actuarial equivalent of a single life annuity for the life of the Participant.  For an unmarried Participant, “Qualified Joint and Survivor Annuity” shall mean an immediate life annuity for the Participant.  The Participant may elect to have such annuity distributed upon his attainment of the earliest retirement age under the Plan.

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7.05 Election of Alternate Form of Benefits:

(a) Any Participant who becomes entitled to benefits at or prior to retirement from an account which is subject to Section 7.04 may elect to receive distribution of those benefits in any of the forms listed in Section 7.01 or in the form of a Qualified Optional Survivor Annuity, which is an immediate annuity for the life of the Participant, with a survivor annuity for the life of the Participant’s spouse which is 75% of the amount of the annuity payable during the joint lives of the Participant and the spouse, and which is the actuarial equivalent of a single life annuity for the life of the Participant, provided that:

(i) the election is made in writing, on a form to be furnished by the Plan Administrator, and designates a beneficiary, including any class of beneficiaries or any contingent beneficiaries, and the form of benefits, which beneficiary or beneficiaries and form of benefit may not be changed without spousal consent, as provided herein, unless the consent of the Participant’s spouse, as provided in this Section 7.05, expressly permits designations by the Participant without further consent by his spouse, and

(ii) the Participant’s spouse consents in writing to the election, the spousal consent acknowledges the effect of such election, and the spousal consent is witnessed by a representative of the Plan Administrator or a notary public, or

(iii) the Participant establishes, to the satisfaction of the Plan Administrator, that the written consent of the spouse cannot be obtained because there is no spouse or because the spouse cannot be located.

(b) The written explanation described in Section 7.06(a) may be provided to the Participant subsequent to the Participant’s benefit commencement date.  In such event, however, the period within which the Participant may elect to waive the Qualified Joint and Survivor Annuity in accordance with Section 7.05 shall not end prior to the 30th day following the date on which such explanation is provided.

(c) Any consent by a spouse obtained under this Section 7.05 (or establishment that the consent of a spouse may not be obtained) shall be effective only with respect to such spouse.  A consent that permits designations by the Participant without any requirement of further consent by such spouse must acknowledge that the spouse has the right to limit consent to a specific beneficiary and/or a specific form of benefits where applicable, and that the spouse voluntarily elects to relinquish either or both of such rights.

(d) A Participant may elect (with any applicable spousal consent) to waive the requirement of Section 7.06(a) that the written explanation be provided at least 30 days prior to the Participant’s benefit commencement date, provided that (i) the Participant has been advised that he has at least 30 days to consider whether to waive the joint and survivor annuity and (with spousal consent) elect an alternate form of distribution; (ii) distribution commences more than 7 days after the written explanation is provided, and (iii) the Participant may revoke any affirmative distribution election made at any time within the seven-day period which begins on the date the written explanation is provided.

(e) No spousal consent obtained under this provision shall be valid unless the Participant has received notice as required in Section 7.06.

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7.06 Waiver of Joint and Survivor Annuity Benefit:

(a) At least 30 days, but no more than 180 days, prior to the Participant’s benefit commencement date, the Plan Administrator shall provide the Participant with a written explanation of the terms and conditions of the Qualified Joint and Survivor Annuity benefit provided under Section 7.04 and the Qualified Optional Survivor Annuity provided under Section 7.05, the right of the Participant to make, and the effect of, an election to waive the Qualified Joint and Survivor Annuity form of benefit, the rights of the Participant’s spouse regarding the waiver election, and the Participant’s right to make, and the effect of, a revocation of a waiver election.  The written explanation shall comply with the requirements of Regulation § 1.417(a)(3)-1.  A waiver election may be made at any time prior to the Participant’s benefit commencement date in accordance with Section 7.05.

(b) A Participant may revoke an election and thereafter make a new election by giving written notice of such revocation to the Plan Administrator at any time and any number of times prior to his benefit commencement date.

(c) For purposes of this Section 7.06, the Participant’s “benefit commencement date” shall mean the first day of the first period for which an amount is payable as an annuity or in any other form.

7.07 Qualified Pre‑Retirement Survivor Annuity:

(a) Unless otherwise elected, as provided in this Section 7.07, a Participant who has an account which is subject to Section 7.04 and who dies while employed by the Employer or after termination of employment but prior to attainment of his Normal Retirement Date or Early Retirement Date, if the Plan provides for early retirement, shall have his benefits from such account paid in the form of a Qualified Pre‑Retirement Survivor Annuity.  The surviving spouse may elect to have payment of benefits under such annuity commence within a reasonable period after the Participant’s death.

(b) The Pre-Retirement Survivor Annuity shall be a lifetime income payable to the Participant’s surviving spouse, the actuarial equivalent of which is not less than 50% of the balance of that account as of the date of death.

(c) An election to waive the Pre-Retirement Survivor Annuity made by the Participant must be made within the applicable election period, in writing, and the spouse must consent in the same manner as required in Section 7.05.

(i) The applicable election period during which a Participant may waive the Pre-Retirement Survivor Annuity shall begin on the first day of the Plan Year during which the Participant attains age 35 and shall end on the date of the Participant’s death.  In the event the Participant’s employment is terminated prior to the first day of the Plan Year in which he attains age 35, the election period shall begin on the date of termination of employment.

A Participant who will not yet attain age 35 as of the end of any current Plan Year may make a special qualified election to waive the Qualified Pre-Retirement Survivor Annuity for the period beginning on the date of such election and ending on the first day of the Plan Year in which the Participant will attain age 35.  Such election shall not be valid unless the

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Participant receives a written explanation of the Qualified Pre-Retirement Survivor Annuity in such terms as are comparable to the explanation required in Section 7.06(a).  Qualified Pre-Retirement Survivor Annuity coverage will be reinstated automatically as of the date on which the Participant attains age 35.  Any new waiver on or after such date shall be subject to the full requirements of this Section 7.07.

(ii) Within the applicable period, the Plan Administrator shall provide each Participant with a written explanation of the Pre-Retirement Survivor Annuity in such terms and in such manner as would be comparable to the explanation provided under Section 7.06, with regard to the Qualified Joint and Survivor Annuity.  The applicable period for a Participant is whichever of the following periods ends last:

(A) the period beginning with the first day of the Plan Year in which the Participant attains age 32 and ending with the close of the Plan Year preceding the Plan Year in which the Participant attains age 35;

(B) a reasonable period ending after the individual becomes a Participant;

(C) a reasonable period ending after the Joint and Survivor Annuity rules become applicable to the Participant, or

(D) a reasonable period after a fully subsidized Pre-Retirement Survivor Annuity no longer satisfies the requirements for a fully subsidized benefit.

For purposes of this Section 7.07(c)(ii), a reasonable period ending after the enumerated events described in (B), (C), and (D) above is the period beginning one year before, and ending one year after, the applicable event; provided, however, that in the event a Participant separates from service before the Plan Year in which he attains age 35, the Plan Administrator shall provide the written explanation within the two -year period beginning one year before, and ending one year after the separation from service.  In the event such Participant thereafter returns to employment with the Employer, the applicable period for such Participant shall be redetermined.

(iii) A Participant may revoke an election (and thereafter make a new election) to waive the Pre-Retirement Survivor Annuity under Subparagraph (c) above by giving written notice of such revocation to the Plan Administrator at any time and any number of times prior to the Participant’s death.

(d) Unless prohibited by law, and except as required under the method of payment elected by the Participant, a surviving spouse who is to receive benefits under this Section 7.07 may elect to receive the present value of the Qualified Pre‑Retirement Survivor Annuity in a lump sum.

7.08 Direct Rollover of Eligible Rollover Distribution:

(a) Notwithstanding any provision of the Plan to the contrary that otherwise would limit a distributee’s election under this Section 7.08, a distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an eligible

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rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

(b) For purposes of applying this Section 7.08:

(i) An “eligible rollover distribution” is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include:  any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee’s designated beneficiary or for a specified period of ten years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; any hardship distribution, as defined in Code Section 401(k)(2)(B)(i)(IV), and any other distribution that is reasonably expected to total less than $200 during a year.  For purposes of the $200 rule, a distribution from a Roth Elective Deferral Contribution Account and a distribution from one or more other accounts in the Plan shall be treated as if made from separate plans.

(ii) An “eligible retirement plan” is an individual retirement account described in Code Section 408(a), a Roth individual retirement account described in Code Section 408A, an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code Section 403(a) of the Code, an annuity contract described in Code Section 403(b), or a qualified trust described in Section 401(a) of the Code, that accepts the distributee’s eligible rollover distribution. In addition, “eligible retirement plan” shall mean an eligible plan under Code Section 457(b) which is maintained by a state, a political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to account for separately amounts transferred into such plan from this Plan.  With respect to any portion of an eligible rollover distribution that consists of after-tax employee contributions that are not includible in gross income, an eligible retirement plan is limited to an individual retirement account described in Code Section 408(a) or 408A, an individual retirement annuity described in Code Section 408(b), or  a qualified plan described in Code Section 401(a) or annuity plan described in Code Section 403(b) that agrees to maintain separate accounting for amounts transferred (and earnings thereon), as between the portion which is includible in gross income and the portion which is not so includible.

(iii) A “distributee” includes an employee or former employee.  In addition, the employee’s or former employee’s surviving spouse and the employee’s or former employee’s spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code Section 414(p), and are distributees with regard to the interest of the spouse or former spouse.  Further, as to distributions after December 31, 2006, “distributee” includes any other individual who is the designated beneficiary, as defined in Code Section 401(a)(9)(E), of the employee or former employee, provided, however, that with respect to such a non-spouse designated beneficiary, an eligible retirement plan, as defined above is limited to an individual retirement account described in Code Section 408(a) or 408A established for such purpose.

(iv) A “direct rollover” is a payment by the plan to the eligible retirement plan specified by the distributee.

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ARTICLE VIII ‑ ADMINISTRATION OF THE PLAN

8.01 Plan Administrator:  The Benefits Administration Committee (the “Committee”) shall be the Plan Administrator and shall have all powers to administer the Plan within its absolute discretion, other than the power to invest or reinvest the assets of the Plan, which power shall be delegated to the Investment Manager as provided herein, and such other powers as have been delegated expressly to the Trustee.  This shall include, but not be limited to, the powers to construe and interpret the Plan documents and to administer the Plan in accordance with its terms; to adopt such rules, regulations and administrative procedures as deemed necessary or desirable in connection with the administration of the Plan;  to make all determinations with regard to eligibility for participation and entitlement to benefits and to have full and final authority as to such determinations; to make any adjustments deemed necessary to correct arithmetical or accounting errors; to determine the amount, form and/or timing of distributions from the Plan; to approve, restrict and/or enforce Participant loans, if loans are permitted under the terms of the Plan; to make factual determinations relating to allocations of contributions and distribution of benefits; to correct any defect, supply any omission or reconcile any inconsistency in such manner and to such extent as deemed necessary or appropriate to carry out the terms of the Plan, and  to appoint such counsel, accountants, specialists and other persons, as well as agent, designees or delegates, as deemed necessary or desirable in connection with the operation and administration of the Plan. The Committee, from time to time, may establish rules for the administration of the Plan.

The Committee shall endeavor to act by general rules so as not to discriminate in favor of any person.  Its decisions and records shall be conclusive and binding upon the Employer, Participants, and all other persons having an interest under the Plan.  No member of the Committee shall be disqualified from exercising the powers and discretion herein conferred by reason of the fact that the exercise of any such power or discretion may affect the payment of benefits to such member under the Plan; however, no member may vote on a matter relating exclusively to such member.  To the extent administratively feasible, the period of notice required for Participants’ elections to commence, change or suspend contributions hereunder or to make or change investment elections for either future contributions or existing accounts may be relaxed, reduced or eliminated by the Committee in accordance with uniform and nondiscriminatory rules.

8.02 Committee Actions: The Committee may appoint such agents, who need not be members of the Committee, as it deems necessary for the effective performance of its duties and may delegate to such agents such powers and duties as the Committee deems expedient or appropriate.  Any action of the Committee shall be evidenced by the signature of a member who has been so authorized by the Committee, and the Trustee shall be fully protected in acting in reliance thereon.  A certificate of the secretary or an assistant secretary of the Committee setting forth the names of the members shall be sufficient evidence at all times of the composition of the Committee.

The Committee may hold meetings upon such notice, at such time and place, and in such manner as the Committee may determine.  The Committee shall act by a majority of its members, which also shall constitute a quorum for the transaction of business.  Action may be

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taken by a vote at a meeting or by written consent without a meeting.  The Committee shall keep, or cause to be kept, all records and other data as may be necessary or advisable for the administration of the Plan.

8.03 Personal Liability:  To the extent not contrary to the provisions of ERISA, no member of the Committee, officer, supervisor or employee of an Employer shall be personally liable for acts done in good faith hereunder unless resulting from such member’s own negligence or willful misconduct.  Each such member of the Committee, officer and supervisor shall be indemnified by the Employer against expenses reasonably incurred by such member in connection with any action to which he may be a party by reason of such member’s responsibilities hereunder, except in relation to matters as to which such member shall be adjudged in such action to be liable for negligence or misconduct in the performance of such member’s duty.  However, nothing in this Plan shall be deemed to relieve any person who is a fiduciary under the Plan for purposes of ERISA from any responsibility or liability which such Act shall impose upon such member.

8.04 Investment Manager:  Subject to the terms of the Trust Agreement, the Employer may appoint one or more individuals and/or entities to serve as Investment Managers, to whom the Committee may delegate the authority to direct the investment and reinvestment of part or all of the Plan assets.  The Trustee may be designated as Investment Manager. The Employer shall have to sole authority to appoint, remove and/or replace any Investment Manager.   Each Investment Manager shall acknowledge in writing that the Investment Manager is a fiduciary with respect to the Plan.  Each Investment Manager shall be (a) registered as an investment adviser under the Investment Advisers Act of 1940, (b) a bank, as defined in such Act, or (c) an insurance company qualified to manage, assign and dispose of qualified plan assets.

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ARTICLE IX ‑ CLAIMS

9.01 Claims:  Participants and Beneficiaries shall direct all benefit claims to the Committee as Plan Administrator.  Such claims may be made either orally or in writing.  The Committee shall allow or deny the claim within 60 days after it is made. If the claim is denied, the Committee, after consulting legal counsel, shall notify the claimant of the denial in writing within the above sixty‑day period.  The notice of denial shall give the specific reason or reasons for denial, shall refer to the Plan provisions upon which the denial is based, shall describe any information or material with which the claimant could perfect his claim and explain why such material is necessary, and shall describe the claims review procedure.

9.02 Review of Claim:  The Participant or Beneficiary may demand a review of his claim within 90 days after the denial of his claim.  The review shall be made, at the claimant’s written request, by the Trustee, legal counsel and the Committee.  The claimant shall have access to all pertinent documents and shall be entitled to submit oral and written arguments to the reviewing group.  Decisions on review shall be made within 30 days after the request for review.  If the claim is denied after review, the decision shall be in writing and shall contain the same information as the notice of denial.

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ARTICLE X ‑ TOP HEAVY PROVISIONS

10.01 Definitions:  For purposes of applying the provisions of this Article X:

(a) “Compensation” shall have the same meaning as under Code Section 415(c)(3) and as set forth in Appendix I, but shall include amounts contributed, if any, by the Employer pursuant to a salary reduction agreement which are excludable from income under Code Section 125, 402(a)(8), 402(h),  403(b) and/or for Plan Years beginning after December 31, 2000, 132(f)(4).

(b) “Determination Date” shall mean, for any Plan Year, the last day of the preceding Plan Year or, in the case of the first Plan Year, the last day of such Plan Year.

(c) “Key Employee” shall mean any Employee or former Employee (including any deceased Employee) who, at any time during the Plan Year containing the Determination Date was an officer of the Employer having annual Compensation greater than $130,000 (as adjusted under Code Section 416(i)(1)), a Five Percent Owner of the Employer, or a one percent owner of the Employer having annual compensation greater than $150,000.  In addition and notwithstanding any of the foregoing to the contrary, the term “Key Employee” shall be defined, at all times, in accordance with Code Section 416(i)(1), the applicable regulations and other guidance of general applicability issued thereunder.

(d) “Non‑Key Employee” shall mean any Employee who is not a Key Employee.

(e) “Permissive Aggregation Group” shall mean the Required Aggregation Group plus any other qualified plan maintained by the Employer, provided that such group, when taken as a whole, would satisfy the requirements of Code Sections 401(a)(4) and 410.

(f) “Required Aggregation Group” shall mean this Plan, each qualified plan of the Employer in which a Key Employee is a Participant, and any other qualified plan of the Employer which enables any plan in which a Key Employee participates to meet the requirements of Code Section 401(a)(4) or 410, including any qualified plan which may have been terminated during Plan Year containing the determination date or any of the four preceding Plan Years.

(g) “Top Heavy Plan” shall mean a qualified plan for which the top heavy ratio exceeds 60%.  However, in no event shall a plan which consists solely of a cash or deferred arrangement which meets the requirements of Code Section 401(k)(12) and matching contributions, with respect to which the requirements of Code Section 401(m)(11) of the Code are met, be a Top Heavy Plan.  If, but for the preceding sentence, the Plan would be treated as a Top Heavy Plan because it is a member of a Required or Permissive Aggregation Group which is top heavy, contributions under the Plan may be taken into account in determining whether any other plan in such group meets the minimum allocation requirements of Code Section 416(c)(2).

(h) “Top Heavy Plan Year” shall mean any Plan Year for which the Plan is determined, under Section 10.02, to be a Top Heavy Plan.

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(i) “Top Heavy Ratio” shall mean the following:

(A) If the Employer maintains one or more defined contribution plans, including any Simplified Employee Pension Plan, and the Employer has not maintained any defined benefit plan which, during the five-year period ending on the Determination Date has or has had accrued benefits, the Top Heavy Ratio for this Plan alone or for the Required or Permissive Aggregation Group, as appropriate, is a fraction, the numerator of which is the sum of the account balances of all Key Employees as of the Determination Date, and the denominator of which is the sum of all account balances.  Both the numerator and the denominator shall include any part of the account balance distributed during the one-year period ending on the Determination Date.  The preceding sentence also shall apply to distributions under any terminated plan which, had it not been terminated, would have been aggregated with the Plan under Code Section 416(g)(2)(A)(i).  In the case of a distribution made for a reason other than severance from employment, death, or disability, this provision shall be applied by substituting “five-year period” for “one-year period.”  In addition, the numerator and denominator shall be increased to reflect any contribution which is required to be taken into account on that date under Code Section 416 and the regulations thereunder, although not actually paid as of the Determination Date.

(B) If the Employer maintains one or more defined contribution plans, including any Simplified Employee Pension Plan, and the Employer maintains or has maintained one or more defined benefit plans which, during the five-year period ending on the Determination Date has or has had any accrued benefits, the Top Heavy Ratio for any Required or Permissive Aggregation Group, as appropriate, is a fraction, the numerator of which is the sum account balances under the aggregated defined contribution plan or plans for all Key Employees, determined in accordance with the provisions of subparagraph (A) above, and the present value of accrued benefits under the aggregated defined benefit plan or plans for all Key Employees as of the Determination Date, and the denominator of which is the sum of the account balances under the aggregated defined contribution plan or plans for all Participants, determined in accordance with the provisions of Subparagraph (A) above, and the present value of accrued benefits under the defined benefit plan or plans for all Participants as of Determination Date, all determined in accordance with Code Section 416 and the regulations issued thereunder.  The accrued benefits under a defined benefit plan in both the numerator and the denominator of the Top Heavy Ratio shall be increased for any distribution of an accrued benefit made during the one-year period ending on the Determination Date.  The preceding sentence also shall apply to distributions under any terminated plan, which had it not be terminated, would have been aggregated with the Plan under Code Section 416(g)(2)(A)(i).  In the case of a distribution made for a reason other than severance from employment, death or disability, this provision shall be applied by substituting “five-year period” for “one-year period.”

(C) For purposes of Subparagraphs (A) and (B) above,

(I) The value of account balances and the present value of accrued benefits will be determined as of the most recent valuation date which falls within, or ends with, the twelve-month period ending on the Determination Date, except as provided in Code Section 416 and the regulations thereunder for the first and second plan years of a defined benefit plan.

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The account balances and accrued benefits of a Participant who is not a Key Employee but who was a Key Employee in a prior year, or who has not been credited with at least one Hour of Service with any Employer maintaining the Plan at any time during the one-year period ending on the Determination Date will be disregarded.

(II) The calculation of the Top Heavy Ratio, and the extent to which distributions, rollovers, and transfers are taken into account will be made in accordance with Code Section 416 and the regulations issued thereunder.  No deductible employee contributions will be taken into account for purposes of computing the Top Heavy Ratio.

(III) When aggregating plans, the value of account balances and accrued benefits will be calculated with reference to the Determination Dates that fall within the same calendar year.

(IV) The accrued benefit of a Participant other than a Key Employee shall be determined under the method, if any, that uniformly applies for accrual purposes under all defined benefit plans maintained by the Employer, or, if there is no such method, as if such benefit accrued not more rapidly then the slowest accrual rate permitted under the fractional rule of Code Section 411(b)(1)(C).  The present value of accrued benefits will be determined under the interest and mortality rates specified in the defined benefit plan.

10.02 Determination of Top Heavy Status:

(a) An evaluation shall be made, as of each Determination Date, in accordance with the terms of this Section 10.02, to determine whether the Plan is a Top Heavy Plan.

(b) If an individual is a Non‑Key Employee with respect to the Plan Year, but such individual was a Key Employee with respect to the Plan for any prior Plan Year, the aggregate account of that individual (or, in the case of a defined benefit pension plan, the present value of his accrued benefit) shall not be taken into account in determining whether the Plan is a Top Heavy Plan.

(c) If an individual has not performed any service for the Employer at any time during the one-year period ending on the Determination Date, the aggregate account of that individual (or, in the case of a defined benefit pension plan, the present value of his accrued benefit) shall not be taken into account in determining whether the Plan is a Top Heavy Plan.

(d) The determination of whether the Plan is a Top Heavy Plan shall be made after aggregating the Plan with all plans in the Required Aggregation Group and any Permissive

Aggregation Group.  The Plan shall not be a Top Heavy Plan for any Plan Year in which the Plan is part of a Required or Permissive Aggregation Group which is not top heavy.

(e) The value of each Participant’s aggregate account (or accrued benefit) shall be determined with reference to such distributions, contributions, rollovers and transfers as required by Code Section 416 and regulations issued under that Code Section and as valued as of the Determination Date.

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10.03 Minimum Allocations:

(a) For any Top Heavy Plan Year, each Participant’s share of Employer contributions shall be determined in accordance with Section 4.01, provided that such determination results in an allocation to each Eligible Participant who is a Non‑Key Employee which is not less than the Minimum Allocation required in accordance with this Section 10.03(a).  The Minimum Allocation required in a Top Heavy Plan Year for each Eligible Participant who is a Non-Key Employee shall be 3% of such Participant’s Compensation for that Plan Year, or such lesser percentage of his Compensation as equals the largest percentage of Compensation allocated for that Plan Year to any Participant who is a Key Employee.  Employer matching contributions, if any, shall be taken into account for purposes of the Minimum Allocation.

(b) In the event the determination of Participants’ shares of Employer contributions in accordance with Section 4.01 fails to satisfy the Minimum Allocation for each Eligible Participant who is a Non‑Key Employee, as provided in Section 10.03(a), then the Participants’ shares of Employer contributions shall be determined as follows, provided, however, that if Section 4.01 provides for permitted disparity, then the Participants’ shares of Employer contribution shall be determined in accordance with Section 10.03(c).

(i) First, the Employer contributions, or a portion thereof, shall be allocated among the accounts of all those Participants eligible, under Section 4.01 or 10.03(d), to share in such allocation in the ratio that each such Participant’s Compensation for the Plan Year bears to the total Compensation of all such Participants for that Plan Year; provided, however, that the portion of the Employer contributions allocated under this subparagraph shall not exceed 3% of the Compensation of all such Participants for the Plan Year.

(ii) Second, any part of the Employer contributions which is not allocated shall be allocated in accordance with the provisions of Section 4.01.

(c) In the event the determination of Participants’ shares of Employer contributions  in accordance with Section 4.01 provides for permitted disparity and fails to satisfy the Minimum Allocation for each Eligible Participant who is a Non‑Key Employee, as provided in Section 10.03(a), then the Participants’ shares of Employer contributions shall be determined as follows:

(i) First, the Employer contributions, or a portion thereof, shall be allocated among the accounts of all those Participants eligible, under Section 4.01 or 10.03(d), to share in such allocation in the ratio that each such Participant’s Aggregate Compensation for the Plan Year bears to the total Aggregate Compensation of all such Participants for that Plan Year; provided, however, that the portion of the Employer contributions allocated under this subparagraph shall not exceed 3% of the Compensation of all such Participants for the Plan Year.

(ii) Second, any part of the Employer contributions  which is not allocated shall be allocated in accordance with the provisions of Section 4.01; provided, however, that for purposes of Section 4.01(a)(i), the Excess Contribution Percentage shall be reduced by 3%.

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(d) Alternatively, and notwithstanding the provisions of subparagraphs (b) and (c) above, in the event the determination of Participants’ shares of the Employer contributions in accordance with Section 4.01 fails to satisfy the Minimum Allocation for any Eligible Participant who is a Non‑Key Employee, as provided in Section 10.03(a), the Employer, at its sole option, may elect for any Plan Year to contribute to the account of each such Non‑Key Employee the additional amount necessary to provide the required Minimum Allocation.

(e) For purposes of this Section 10.03, the term “Eligible Participant” shall mean a Participant who is employed by the Employer on the last day of the Plan Year, regardless of the number of Hours of Service with which he is credited in that year and regardless of the amount of his compensation for that year.

(f) Notwithstanding anything herein to the contrary, in the event the Employer maintains another qualified defined contribution plan in which a Non‑Key Employee participates, to the extent that, for any Plan Year, a minimum contribution is being allocated for that Non‑Key Employee under such other plan, the Minimum Allocation requirements of Section 10.03(a), as to that Non-Key Employee, shall be reduced or disregarded, provided that the Plan is  amended to identify the other plan and the minimum contribution allocated under such other plan. In the event the Employer maintains a qualified defined benefit pension plan in which a Non-Key Employee participates, then with respect to such Non-Key Employee, the top heavy minimum benefit shall be satisfied by the defined benefit plan.

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ARTICLE XI ‑ AMENDMENT AND TERMINATION

11.01 General: The Employer expects to continue the Plan indefinitely, but is not contractually bound to do so.  In order to protect both Employees and the Employer against unforeseen contingencies, the Employer reserves the right to amend the Plan at any time, except as restricted by law, as well as the right to terminate the Plan or to discontinue contributions at any time without the consent of any other party.

11.02 Amendment:  All amendments to the Plan or Trust, including Appendices provided for herein, shall be in writing and, except for those items which, under the terms of the Plan may be adopted by the Trustee alone, shall be approved by the Committee.  No amendment which affects the rights, duties or responsibilities of the Trustee shall be effective as to the Trustee, if the Trustee, within 30 days after receipt of notice of the amendment, shall notify the Employer that it does not intend to be bound by such change and shall tender its written resignation as Trustee.

No amendment shall be effective, as to any Employee who is a Participant on the later of the date such amendment is adopted or the date on which it becomes effective, to reduce his Vested Portion, as determined under Section 5.04 or 10.04, whichever is applicable.  In the event said vesting provisions shall be amended, each Participant who has completed at least three Years of Service prior to the expiration of the election period described herein may elect to have his Vested Portion computed without regard to the amendment; provided, however, that as to any Participant who is not credited with at least one Hour of Service after December 31, 1988, the election permitted herein shall be available to such Participant only if he has completed at least five Years of Service.  Such election must be filed with the Employer within sixty days of the latest of (a) the adoption by the Employer of the amendment, (b) the effective date of such amendment, and (c) the receipt by the Participant of written notice of the amendment from the Employer.  No amendment shall be effective to the extent that it has the effect of decreasing a Participant’s account balance or of eliminating any protected optional form of benefit with respect to benefits attributable to service before the amendment.

11.03 Termination:  Upon complete or partial termination of the Plan or complete discontinuance of contributions, each affected Participant shall be fully vested in the entire balance of his account.

11.04 Failure to Qualify:  In the event that the Internal Revenue Service shall make an initial determination that the Plan is not qualified under the Internal Revenue Code, any contributions made by the Employer may be returned to the Employer within one year after the date the initial qualification is denied, but only if the application for the determination of qualification is made by the date prescribed by law for the filing of the Employer’s tax return for the taxable year in which the Plan is adopted, or such later date as of the Secretary of the Treasury may prescribe.

11.05 Bankruptcy of Employer:  In the event that the Employer and each other employer adopting this Plan shall have been judicially declared to be bankrupt or insolvent without provision being made for the continuation of the Plan, the Plan shall terminate, and distribution of accounts shall be made to affected Participants after a final valuation of the Trust Fund.

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ARTICLE XII ‑ PARTICIPANTS’ RIGHTS AND MISCELLANEOUS PROVISIONS

12.01 Merger and Consolidation:  In the event of a merger or consolidation of the Plan with any other plan or the transfer of the assets or liabilities of the Plan to any other plan, each Participant shall be entitled to receive a benefit, if the Plan then terminated, which is at least equal to the benefit to which he would have been entitled if the Plan had terminated immediately prior to such merger, consolidation or transfer.  The Trustee, at its discretion, may hold and maintain, for the benefit of any Participant, assets including but not limited to Plan loans, policies of insurance and annuity contracts, which are or have been transferred to the Plan by way of Plan merger, even if such assets otherwise would not be permissible under the terms of the Plan.

12.02 Employment Rights:  The Plan shall neither confer upon any Participant or other Employee any right of employment, nor interfere with the right of the Employer to discharge any Participant or other Employee.

12.03 Spendthrift:

(a) Except as provided by law for loans from the Plan to a Participant or otherwise, and except as provided in subparagraphs (b) and (c) below, no benefit under the Plan shall be liable for, or subject to, the contracts, debts, liabilities or torts now or hereafter made, contracted, incurred or committed by any Participant, former Participant, or Beneficiary thereof; nor shall such benefit be subject to attachment, garnishment or legal or equitable process.  Except as provided by law, no assignment, alienation, pledge or encumbrance of any benefit made by a Participant, former Participant or Beneficiary thereof shall be valid, and such benefit shall be paid by the Trustee directly to, or for the benefit of, the person(s) entitled thereto, without regard to any assignment, order, attachment or claim whatsoever.

(b) Subparagraph (a) of this Section 12.03 shall apply to the creation, assignment or recognition of a right to any benefit payable with respect to a Participant pursuant to a Domestic Relations Order, as defined in Article XV hereof, but shall not apply, if, in accordance with the provisions of that Article, such Order is determined to be a Qualified Domestic Relations Order.

(c) Subparagraph (a) of this Section 12.03 shall not apply to any offset of a Participant’s benefits provided under this Plan against any amount that the Participant is ordered or required to pay to the Plan, provided that the following requirements are satisfied:

(i) The order or requirement to pay arises  (A) under a judgment of conviction for a crime involving the Plan, (B) under a civil judgment (including any consent order or decree) entered by a court in an action brought in connection with a violation or alleged violation of Part 4 of Subtitle B of Title I of the Employee Retirement Income Security Act of 1974, or (C) pursuant to a settlement agreement between the Secretary of Labor and the Participant or between the Pension Benefit Guaranty Corporation and the Participant, in connection with a violation or alleged violation of Part 4 of Subtitle B of Title I of the Employee Retirement Income Security Act of 1974 by a fiduciary or any other person;

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(ii) The judgment, order, decree or settlement agreement is entered into on or after August 5, 1997, and expressly provides for the offset of all or part of the amount which the Participant is ordered or required to pay against the Participant’s benefits provided under the Plan;

(iii) If the survivor annuity requirements of Code Section 401(a)(11) apply with respect to the distributions from the Plan to the Participant, and if the Participant has a spouse at the time at which the offset is to be made, (A) either such spouse has consented in writing to such offset and such consent is witnessed by a notary public or representative of the Plan (or it is established to the satisfaction of a Plan representative that such consent may not be obtained because there is no spouse or because the spouse cannot be located, or an election to waive the right of the spouse to either a qualified joint and survivor annuity or a qualified preretirement survivor annuity is in effect in accordance with the requirements of Code Section 417(a);  (B) such spouse is ordered or required, pursuant to such judgment, order, decree or settlement, to pay an amount to the Plan in connection with a violation of Part 4 of Subtitle B of Title I of the Employee Retirement Income Security Act of 1974, or  (C) pursuant to such judgment, order, decree or settlement, such spouse retains the right to receive the survivor annuity under a qualified joint and survivor annuity provided pursuant to Code Section 401(a)(11)(A)(i) and under a qualified preretirement survivor annuity provided pursuant to Code Section 401(a)(11)(A)(ii), determined in accordance with subparagraph (iv) below, and

(iv) The survivor annuity described in subparagraph (c)(iii)(C) above shall be determined as if the Participant terminated employment on the date of the offset, there was no offset, the Plan permitted commencement of benefits only on or after attainment of normal retirement age, the Plan provided only the minimum required qualified joint and survivor annuity, and the amount of the qualified preretirement survivor annuity under the Plan is equal to the amount of the survivor annuity payable under the minimum required qualified joint and survivor annuity.  For purposes of this subparagraph (c)(iv), the term “minimum required qualified joint and survivor annuity” shall mean the qualified joint and survivor annuity which is the actuarial equivalent of the Participant’s accrued benefit (as defined in Code Section 411(a)(7)) and under which the survivor annuity is fifty percent of the amount of the annuity which is payable during the joint lives of the Participant and the spouse.

12.04 Impact of Qualified Military Service:  For purposes of entitlement to death benefits in accordance with Section 5.03, a Participant who dies while performing Qualified Military Service shall be treated as having resumed employment with the Employer on the day preceding the Participant’s death and then terminated employment on account of death.  For purposes of Disability Benefits in accordance with Section 5.02, a Participant who sustains a Total and Permanent Disability while performing Qualified Military Service shall be treated as if such Participant had resumed employment immediately preceding the date on which such Total and Permanent Disability is deemed to have occurred and then ceased employment as a result of such Total and Permanent Disability.  Effective for Plan Years beginning on or after January 1, 2009, any Differential Wage Payment made by the Employer to a Participant performing Qualified Military Service shall be treated as Compensation solely for purposes of applying the limitations of Code Section 415, in accordance with Appendix I.  For this purpose, “Differential Wage Payment” shall mean any payment made by the Employer to an individual performing uniformed

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service while on active duty of more than 30 days and which represents all or a portion of the wages the individual would have received if he were performing services for the Employer.

12.05 Notice by Electronic Media:  Unless otherwise restricted or prohibited by law, to the extent the Employer or Plan Administrator is required to provide written notice to any Employee, Participant, Beneficiary or Alternate Payee as the recipient, such notice may be provided by way of electronic media reasonably accessible to the recipient, provided that (a) the system under which the electronic notice is provided is reasonably designed to provide the notice in a manner which is no less understandable than a written paper document, (b) the recipient is advised, at the time the notice is provided, that he may request and receive the notice in written paper form at no charge, and (c) the notice, in written paper form, is provided at no charge upon request of the recipient.

12.06 Miscellaneous Receipts:  Any amounts received by the Trustee which are not attributable to a specific account or investment, including, but not limited to, recovery of amounts previously written off as uncollectible, group insurance experience refunds, recoveries through correction of trade, clerical or administrative errors, claims settlements and recoveries, payments received as a result of demutualization of insurance companies, and recoveries from service providers or their insurers, shall be held in the suspense account and shall be allocated, as of the next valuation date, among Participants’ accounts in accordance with the provisions of Section 4.03.

12.07 Payment of Administrative Expenses:  Except as otherwise determined by the Committee, all reasonable and proper expenses incurred in the administration of the Plan, including expenses incurred by the Committee, the Employer, an Investment Manager and/or the Trustee, shall be paid from the Trust and may be charged to individual accounts on a pro rata or per capita basis.  Expenses shall include fees and expenses of the Trustee and Investment Manager, as well as expenses incident to the administration of the Plan, including, but not limited to, fees of accountants, actuaries, legal counsel, third party administrators, consultants and other advisors or specialists.

Subject to any restrictions imposed by law, expenses unique to, or specifically related to, a Participant, Beneficiary, putative Beneficiary, Alternate Payee or putative Alternative Payee may be charged solely to the individual accountant or interest of that Participant, Beneficiary or Alternate Payee, or, to the extent the Committee deems appropriate, may be charged and paid by the Participant, Beneficiary or Alternate Payee outside of the Plan, provided that such expenses are assessed in a uniform and nondiscriminatory manner.

12.08 Diversification Requirements:  The provisions of this Section 12.08 apply only if the Plan holds any publicly traded employer securities or is treated as holding publicly traded securities as provided herein.

(a) For purposes of this Section 12.08, a “publicly traded security” is a security which is traded on a national securities exchange that is registered under Section 6 of the Securities Exchange Act of 1935 or which is traded on a foreign national securities exchange that is officially recognized, sanctioned, or supervised by a governmental authority and is deemed by

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the Securities and Exchange Commission as having a “ready market” under SEC Rule 15c3-1 (17 CFR 240.15c3).

(b) To the extent that the account of any Participant (which, for this purpose, shall include an Alternate Payee, as defined in Section 15.01(c), who has an account under the Plan, and the beneficiary of a deceased Participant) attributable to elective deferrals (as defined in Code Section 402(g)(3)(A)), employee contributions or rollover contributions is invested in publicly traded employer securities, such Participant must be offered the opportunity, no less frequently than quarterly, to divest those employer securities and reinvest an equivalent amount in other investment options described in Section 12.08(d).

(c) With respect to any Participant (which, for this purpose, shall include an Alternate Payee, as defined in Section 15.01(c), who has an account under the Plan, and the beneficiary of a deceased Participant) who has completed at least three years of vesting service, if any portion of such Participant’s account attributable to employer nonelective contributions is invested in publicly traded employer securities, such Participant must be offered the opportunity, no less frequently than quarterly, to divest those employer securities and reinvest an equivalent amount in other investment options described in Section 12.08(d).

(d) At least three investment options, other than employer securities, much be offered to Participants, as provided in Sections 12.08(b) and (c) above. These investment options must be diversified and have materially different risk and return characteristics.  Except as provided in Treasury Regulation § 1.401(a)(35)-1(e)(2) and (3), no restrictions (direct or indirect) or conditions which are not imposed on other plan assets, will be imposed with respect to publicly traded employer securities.

(e) For purposes of this Section 12.09, if the Employer or any member of a controlled group of corporations (as described in Treasury Regulation § 1.401(a)(35)-1(f)(2)(iv)(A)), which includes the Employer has issued a class of stock which is a publicly traded employer security, and if the Plan holds employer securities which are not publicly traded employer securities, the Plan shall be treated as holding publicly traded employer securities.

12.09 Restrictions on Annuities:  Any annuity contract purchased and distributed from the Plan shall be non-transferable and shall comply with the terms of the Plan.

12.10 Headings:  The headings used in this Plan are for convenience only and shall not be deemed to limit, construe or interpret any of the provisions of the Plan.

12.11 Construction:  The provisions of this Plan and of the Trust Agreement adopted in conjunction with this Plan shall be construed in accordance with federal laws governing qualified retirement plans and, to the extent not preempted by federal law, by the laws of the state in which the principal office of the Employer is located.  If any provision of this Plan or the Trust Agreement is determined to be invalid or illegal for any reason, such determination shall not affect the remaining provisions of the Plan, and, in such event, the Plan or Trust Agreement, as the case may be, shall be construed as if the invalid or illegal provision had not been included therein.

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ARTICLE XIII ‑ TRANSFER OF ACCOUNTS TO AND FROM OTHER QUALIFIED PLANS

13.01 Transfers from Plan:  In the event a Participant shall terminate his employment with the Employer and shall obtain employment with a new employer, the Trustee may transfer all (but not less than all) of the Vested Portion of the account of said Participant to any trust meeting the requirements described in Section 13.03 below.  In addition, in the event this Plan is terminated, the Trustee may, if so authorized by the Employer, transfer the account of a Participant to another plan of the Employer meeting such requirements.  All accounts transferred from this Plan to another plan shall be treated as having been transferred on the last day of the Plan Year ending coincident with, or immediately prior to, the date of transfer.

13.02 Transfers to Plan:  The Trustee may accept for the benefit of a Participant hereunder any or all amounts rolled into it from any other qualified plan described in Code Section 401(a) or 403(a), excluding after-tax employee contributions, any individual retirement account or annuity described in Code Section 408(a) or 408(b) that is eligible to be rolled over and otherwise would be includable in the gross income of the Participant, an annuity contract described in Code Section 403(b), or an eligible plan under Code Section 457(f) which is maintained by a state, a political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state, as well as any or all amounts transferred to it by the trustee of any other qualified trust which meets the requirements of Section 13.03(a), subject to the restrictions described in Section 13.04.  All such amounts received by this Plan shall be separately accounted for but shall be commingled with the general Trust Fund; provided, however, that if any amounts are received by this Plan from any plan which provides for a life annuity method of payment which is not available under the terms of this Plan, the Trustee either shall continue to hold such amounts as segregated accounts or shall maintain separate records with respect to such amounts such that they shall be readily identifiable at all times.  Except as otherwise restricted by law, any amounts rolled into this Plan by or for the benefit of any Participant from any other plan, individual retirement account or annuity or annuity contract may be withdrawn by that Participant at such time as that Participant shall direct (which shall be deemed to be the Participant’s benefit entitlement date as to such amounts for purposes of Section 5.05) and subject to the provisions of Article VII.  In no event, however, must any amount rolled into, or transferred to this Plan, in accordance with this Article XIII, or attributable to such rollover or transfer be taken into consideration in determining the value of the Participant’s account for purposes of the cash-out distribution provisions of Section 6.05.

13.03 Requirements of Trust:  The requirements of trust referred to above are as follows:

(a)  The recipient or transferring trust must be tax‑exempt under Code Section 501 and part of a profit sharing or pension plan which is a qualified plan under Code Section 401(a), and

(b)  The trustee of the recipient trust must be willing and able to accept the said amount pursuant to the terms of the recipient trust.

13.04 Restrictions on Transferred Accounts:  All accounts transferred to or from this Plan pursuant to this Article XIII shall continue to be subject to all of the provisions and limitations specifically applicable to such accounts as if such accounts had remained in the transferring plan, including, specifically, provisions for distribution of benefits in the form of a qualified joint and survivor annuity or Qualified Pre‑Retirement Survivor Annuity.

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ARTICLE XIV ‑ LOANS TO PLAN PARTICIPANTS

14.01 Availability of Loans:  Subject to any restrictions imposed by law, loans shall be made available to all Participants on a reasonably equivalent basis, without regard to the purpose of any loan, and shall be made in accordance with any relevant administrative policies adopted by the Committee.  Reasonable administrative fees incurred in connection with the extension, maintenance, enforcement and/or satisfaction of a participant loan may be assessed and, unless paid directly by the Participant, may be deducted from the account of the Participant from which the loan is to be taken.  No Participant may have more than 2 loans outstanding at any time. Any loan made to a Participant shall be treated as an asset of the individual account of that Participant, and any interest paid on said loan shall be added to the individual account of that Participant.

14.02 Terms and Conditions of Loans:

(a) Amount of Loan:  Unless otherwise permitted by administrative policy adopted by the Employer, the minimum amount of any loan is $1,000.00.  The maximum amount of any loan, when added to the total outstanding balance of all other loans to the Participant from this Plan and from all other plans of the Employer and of any other employer required to be aggregated with the Employer under Code Section 414(b), 414(c), 414(m) or 414(o), is the lesser of

(i) 1/2 of the Vested Portion of the Participant’s account under this Plan and all of his accounts and/or accrued benefits under all such other plans, or

(ii) $50,000.00, reduced by the excess of the Participant’s highest outstanding loan balance during the one-year period ending on the day before the new loan is made over the outstanding balance of loans on the date of the new loan.

(b) Term of Loan: Each loan shall be repaid over a period of not more than five years, unless such loan is used to acquire a dwelling unit which, within a reasonable period of time (determined at the time the loan is made), will be used as the principal residence of the Participant, in which case, the loan shall be repaid over a period of not more than ten years.  The repayment schedule of each loan (principal and interest) shall provide for level amortization over the term of the loan and for payments to be made not less frequently than quarterly.  Notwithstanding the foregoing, the Participant’s obligation to repay a loan shall be suspended during a leave of absence for Qualified Military Service.  Additionally, the Participant’s obligation to repay a loan may be suspended during any other approved  leave of absence of not more than six months, provided that the remaining payments shall be adjusted, if and as necessary, as to insure that the loan will be repaid within the original term, if the original term of the loan was five years, or within a renegotiated term that conforms to this Section 14.02(b) and otherwise is permissible under law.

(c) Interest: All loans under this Article XIV shall bear interest at a rate which is not less than one percent (1%) in excess of the prime rate in effect as of the date such loan is initiated.  Each loan applicant shall receive a clear statement of the charges involved in his loan transaction, including the dollar amount and annual interest rate.

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(d) Security: Each loan shall be adequately secured and shall be evidenced by a Judgment Note.  The Participant shall assign, as security for a loan, all his right, title and interest in and to 50% of his account, provided that the Participant’s spouse consents, in writing, to such assignment not more than 180 days prior to the date of the loan, if such consent is required by law.  In the event the Participant’s spouse does not so consent and spousal consent is required by law, and/or in the event the assignment by the Participant does not secure the loan adequately, the Participant shall provide such other security for the loan as would be required in a commercial loan transaction between unrelated parties on arm’s‑length terms and which may include, but shall not be limited to, mortgage interest in real estate, a lien interest in an automobile acquired with the proceeds of the loan, a pledge of securities or other collateral, and/or wage attachment or payroll deduction.

(e) Repayment on Termination of Employment: Notwithstanding any other provision herein to the contrary, in the event the employment of a Participant having an outstanding loan obligation hereunder is terminated for any reason, the Committee may declare the balance of the loan to be due and payable as of the date of such termination.  The Trustee may deduct the unpaid balance, including unpaid accrued interest, from any payment or distribution from the Trust to which the Participant or his Beneficiary may be entitled, or at the election of the Participant, may transfer the loan, in kind, to another qualified Employer plan, in accordance with the provisions of Article XIII.

(f) Deemed Loan: An assignment or pledge of any portion of the Participant’s interest in the Plan and a loan, pledge or assignment by a Participant with respect to any insurance contract held in the Plan, will be treated as a loan under this Article XIV.

(g) Transferred Loan: Notwithstanding anything herein to the contrary, in the event a pre-existing loan is transferred to this Plan for the benefit of a Participant in connection with a merger, acquisition or other transaction, such loan may be administered in accordance with its original terms.

14.03 Procedures:  The Committee has established Loan Procedures, which are incorporated herein by reference and which may be amended or modified by the Committee at any time without necessity of amending this Article XIV.

14.04 Default:  With respect to any loan made pursuant to this Article XIV, the failure of the borrower to make repayment as agreed or the occurrence of any event constituting a default contained in any agreement or note executed in conjunction with the loan, shall constitute a default on the loan.  In the event of such a default, the Committee shall declare the unpaid balance of the loan to be immediately due and payable and, upon the occurrence of a distributable event, may, without demand or notice, enter judgment against the borrower, deduct the unpaid balance, including unpaid accrued interest, from the borrower’s account or from any payment or distribution from the Trust to which the borrower-Participant (or his Beneficiary) may be entitled or otherwise foreclose on, sell or dispose of any security interest, and/or exercise any or all of the rights accorded to the Trustee and Committee under the Uniform Commercial Code.

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ARTICLE XV ‑QUALIFIED DOMESTIC RELATIONS ORDERS

15.01 Definitions:  For purposes of applying the provisions of this Article:

(a) “Domestic Relations Order” shall mean any judgment, decree or order (including approval of a property settlement agreement) which

(i) relates to the provision of child support, alimony payments, or marital property rights for a spouse, former spouse, child or other dependent of a Participant, and

(ii) is made pursuant to a state domestic relations law, including community property law.

(b) “Qualified Domestic Relations Order” shall mean a Domestic Relations Order which

(i) creates or recognizes the existence of the right of an alternate payee to receive all or a portion of the benefits payable with respect to a Participant under this Plan or assigns such right to an Alternate Payee;

(ii) clearly specifies (A) the name and last known mailing addresses, if any, of the Participant and each Alternate Payee covered by the order, (B) the amount or percentage of the Participant’s benefits to be paid by the Plan to each Alternate Payee, or the manner in which such amount or percentage is to be determined, (C) the number of payments or the period to which it applies, and (D) each plan to which it applies;

(iii) does not require the Plan to provide any type or form of benefits or any option for which the Plan does not otherwise provide;

(iv) does not require the Plan to provide increased benefits, determined on the basis of actuarial value, and

(v) does not require the payment to an Alternate Payee of benefits which are required to be paid to another Alternate Payee under another order previously determined to be a Qualified Domestic Relations Order.

(c) “Alternate Payee” shall mean any spouse, former spouse, child or other dependent of a Participant who is recognized by a domestic relations order as having a right to receive all or a portion of the benefits payable under this Plan with respect to such Participant.  Any person who is an Alternate Payee under a Qualified Domestic Relations Order shall be considered to be a Beneficiary under the Plan.  Unless specifically provided to the contrary by the Qualified Domestic Relations Order, by law or by regulation, the rights of an Alternate Payee hereunder shall terminate upon the death of the Alternate Payee.

15.02 Notice:  In the event a Domestic Relations Order is received by the Plan, the Plan Administrator shall promptly notify the Participant and each Alternate Payee of the receipt of such order and of the Plan’s procedures for determining the qualified status of the Order.

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15.03 Determination of Qualified Status:

(a) Within a reasonable period after receipt of a Domestic Relations Order, the Committee, as Plan Administrator, shall determine whether such order is a Qualified Domestic Relations Order and shall notify the Participant and each Alternate Payee, or the designated representative, if any, of the Alternate Payee, or the designated representative, if any, of the Alternate Payee, of its determination.  Such determination shall be made in accordance with reasonable procedures adopted in writing by the Committee.

(b) If the Domestic Relations Order provides for immediate payment to the Alternate Payee, then during such time as the determination of qualified status is pending, the Committee shall separately account for the amounts which would have been payable to the Alternate Payee during that period, if the Order had been determined to be a Qualified Domestic Relations Order.

(i) If, within eighteen months, the Order, or any modification thereof, is determined to be a Qualified Domestic Relations Order, the Committee shall direct the Trustee to pay the segregated amounts, together with any interest accrued thereon, to the person or persons entitled thereto.

(ii) If, within eighteen months, it is determined that the order is not a Qualified Domestic Relations Order or the issue of qualified status is not resolved, the Committee shall direct the Trustee to pay or retain the segregated amounts, as the case may be, together with any interest accrued thereon, to or for the benefit of person or persons who would have been entitled to such amounts had there been no order.

(iii) Any determination that an order is a Qualified Domestic Relations Order which is made after the close of the eighteen‑month period shall be applied prospectively only.

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APPENDIX I

LIMITATIONS-SECTION 415

The limitations recited in this Appendix are intended to comply with the provisions of Code Section 415 and the regulations thereunder which, to the extent permitted by law, are incorporated herein by reference.  For each limitation year, the contributions and other additions with respect to a Participant under this Plan and any other defined contribution Plan maintained by the Employer, any affiliate of the Employer, or any business or corporation which the Participant controls, when expressed as an annual addition, within the meaning of Code Section 415(c)(2), shall be limited, for limitation years beginning before January 1, 2002, to the lesser of (a) the defined contribution dollar limit, or (b) 25% of the Participant’s compensation, and for limitation years beginning on or after January 1, 2002, except for catch-up contributions described in Code Section 414(v), to the lesser of (a) $40,000, as adjusted under Code Section 415(d), or (b) 100% of the Participant’s compensation; provided, however, that the percentage of compensation limit shall not apply to any contribution for medical benefits after separation from service (within the meaning of Code Section 401(h) or 419A(f)(2)) which otherwise is treated as an annual addition.

If a short limitation year is created because of an amendment changing the limitation year to a different consecutive twelve-month period, or because the effective date of the Plan is other than the first day of the limitation year, the maximum limitation on contributions and benefits for that short limitation year shall be adjusted by multiplying the above dollar limitation by a fraction, the numerator of which is the number of months in the short limitation period, and the denominator of which is twelve.  The existence of “control” shall be determined in accordance with the provisions of Section 414, as modified by Section 415.

Compensation

For purposes of these limitations, a Participant’s compensation shall include his Earned Income and all wages, salaries, fees for professional services and other amounts received for personal services actually rendered in the course of employment with the Employer, to the extent that the amounts are includible in gross income or to the extent amounts would have been received and includible in gross income but for an election under Code Section 125(a), 132(f)(4), 402(e)(3), 402(h)(1)(B), 402(k) or 457(b).  These amounts include, but are not limited to, commissions paid to salespersons, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, and reimbursements or other expense allowances under a nonaccountable plan. A Participant’s compensation shall exclude (a) Employer contributions to a plan of deferred compensation which are not includable in the Participant’s gross income for the taxable year in which contributed, Employer contributions under a simplified employee pension plan to the extent such contributions are deductible by the Participant, or any distributions from a plan of deferred compensation; (b) amounts realized from the exercise of a nonstatutory stock option, or when restricted stock (or property) held by the Participant either becomes freely transferable or is no longer subject to a substantial risk of forfeiture; (c) amounts realized from the sale, exchange or other disposition of stock acquired under a statutory stock option; (d) other amounts which received special tax

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benefits, such as premiums for group-term life insurance but only to the extent such amounts are not includible in the Participant’s gross income.  For purposes of these limitations, compensation shall include amounts that are includible in the Participant’s gross income by reason of Code Section 409A or Code Section 457(f)(1)(A) or because amounts are constructively received by the participant.  For limitation years beginning on or after July 1, 2007, and for purposes of these limitation, compensation may not reflect compensation for any year that exceeds the limit under Code Section 401(a)(17) applicable to that year.

Timing of Compensation

Except as otherwise provided herein, in order to be taken into account for a limitation year, compensation must actually be paid or made available to the Participant within the limitation year.  For this purpose, compensation is treated as paid on a date, if it actually is paid on that date or would have been paid on that date but for an election under Code Section 125, 132(f), 401(k), 403(b), 408(k), 408(p)(2)(A)(i) or 457(b).  Further, except as otherwise provided herein, in order to be taken into account for a limitation year, compensation must be paid or treated as paid to the participant prior to severance of employment with the Employer.  Notwithstanding the foregoing, compensation for a limitation year shall include amounts earned but not paid during that limitation year solely because of minor timing differences in pay periods and pay dates, provided that (a) these amounts are paid during the first few weeks of the next limitation year; (b) the amounts are included on a uniform and consistent basis with respect to all similarly situated Employees, and (c) no compensation is included in more than one limitation year.

Compensation Paid After Severance from Employment

In general, amounts paid after severance from employment are excluded from compensation.  For purposes of this Appendix and the limitations described herein, “severance amounts” are amounts paid after severance from employment (a) except to the extent that such amounts are regular compensation for services during the Participant’s regular working hours or compensation for services outside the Participant’s regular working hours (such as overtime or shift differential), commissions, bonuses, or other similar payments and would have been paid to the Participant prior to a severance from employment, if the Participant had continued in employment with the Employer, and (b) provided that such amounts are paid by the later of (1) 2-1/2 months after severance from employment with the Employer, or (2) the end of the limitation year that includes the date of severance from employment with the Employer.

Any post-severance payment not expressly included in compensation, as provided herein, are excluded from compensation, even if paid within 2-1/2 months after the Participant’s severance from employment with the Employer or by the end of the Limitation Year that includes the date of the Participant’s severance from employment with the Employer.

Annual Additions

The annual additions consist of the sum of the following amounts credited to a Participant’s account for the Limitation Year: Employer contributions; employee contributions

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(determined without regard to any rollover contributions, as defined in Code Sections 402(c), 403(a)(4), 403(b)(8) and 408(d)(3), and without regard to employee contributions to a simplified employer pension which are excludable from gross income under Code Section 408(k)(6)); forfeitures; amounts allocated to an individual medical account, as defined in Code Section 415(l)(2), which is part of a pension or annuity plan maintained by the Employer, and amounts derived from contributions paid or accrued which are attributable to post-retirement medical benefits, allocated to the separate account of a key employee, as defined in Code Section 419A(d)(3), under a welfare benefit fund, as defined in Code Section 419(e).  If the annual additions exceed the limitations specified herein, the Employer contribution on behalf of the Participant shall be reduced only by the amount sufficient to alleviate the excess.

Restorative payments allocated to a Participant’s account, including payments made to restore losses to the Plan resulting from a fiduciary’s actions or failure to take action for which there is a reasonable risk of liability under Title I of ERISA or under other applicable federal or state law, when other similarly situated Participants are similarly treated, do not constitute annual additions in any limitation year.

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APPENDIX II

IMPLEMENTING SECTION 3.13 - SAFE HARBOR PROVISIONS

RESERVED

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